UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CACI INTERNATIONAL INC
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September 5, 2025

Dear Fellow Shareholder:

I cordially invite you to attend our 2025 Annual Meeting of Shareholders on October 16, 2025, at 9:30 a.m., Eastern time. The annual meeting will be conducted online through a live webcast, which is often referred to as a “virtual meeting” of shareholders. Our digital format allows shareholders to participate safely, conveniently, and effectively. Shareholders can attend the virtual meeting by visiting www.virtualshareholdermeeting.com/CACI2025.

The scheduled matters to be considered and acted on at the meeting are: the election of directors; a non-binding advisory vote to approve our named executive officers’ compensation; approval of the CACI International Inc 2025 Incentive Compensation Plan; and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

As a shareholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting online at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

Lisa S. Disbrow
Chair of the Board

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote online at the annual meeting if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

Notice of 2025 Annual Meeting of Shareholders

Location:	Virtual meeting at www.virtualshareholdermeeting.com/CACI2025.

Date and Time:	Thursday, October 16, 2025, 9:30 a.m., Eastern time.

Items of Business:	(1)	Election of 10 nominees named in our proxy statement to our Board of Directors to hold office until the 2026 Annual Meeting or until their respective successors have been elected and qualified;
	(2)	To approve on a non-binding, advisory basis the compensation of our named executive officers;
	(3)	To approve the CACI International Inc 2025 Incentive Compensation Plan;
	(4)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026; and
	(5)	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

Record Date:	Shareholders of record as of August 25, 2025 are entitled to vote at the 2025 Annual Meeting of Shareholders.

Attendance:
All shareholders are invited to attend the virtual meeting. If you wish to attend the meeting online, please review the instructions provided under “Meeting Information” on page 68 of our proxy statement.

Voting:
We encourage all shareholders to vote on the matters described in our proxy statement by Internet, phone or by using the return envelope if you received a physical copy. For additional instructions on voting your shares, please refer to the instructions under “Annual Meeting Information” on page 68 of our proxy statement. Our proxy statement and annual report are also available at investor.caci.com/events.

12021 Sunset Hills Road Reston, Virginia 20190 (703) 841-7800 www.caci.com	By Order of the Board of Directors

J. WILLIAM KOEGEL, JR. Secretary September 5, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON OCTOBER 16, 2025. Proxy materials are first being made available or mailed to our shareholders on or about September 5, 2025.

PROXY SUMMARY

This proxy statement summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about September 5, 2025. This is only a summary, and we encourage you to read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Location:	Virtual meeting at www.virtualshareholdermeeting.com/CACI2025.

Date and Time:	Thursday, October 16, 2025, 9:30 a.m., Eastern time.

Record Date:	Shareholders of record as of August 25, 2025 are entitled to vote at the 2025 Annual Meeting of Shareholders.

Questions about the Annual Meeting:
We encourage you to review “Annual Meeting Information” beginning on page 68 of this proxy statement for answers to common questions on attendance, voting and the rules and procedures surrounding the Annual Meeting and the business to be conducted at the Annual Meeting.

Meeting Agenda and Voting Matters

	Board Recommendation	Vote Requirement	Page
Election of 10 Directors named in the Proxy Statement	FOR each nominee	Majority of Votes Cast	58
Approval of Executive Compensation on an Advisory Basis	FOR	Majority of Votes Cast	59
Approval of 2025 Incentive Compensation Plan	FOR	Majority of Votes Cast	60
Ratification of the appointment of PricewaterhouseCoopers LLP	FOR	Majority of Votes Cast	67

PROXY SUMMARY

2025 Director Nominees Summary

The following table provides summary information about each director nominee as of August 1, 2025. The Board and the Corporate Governance and Nominating Committee believe that each of our directors brings a strong and unique background and set of skills to the Board, giving the Board the competence and experience necessary to fulfill its oversight role and to evaluate and advise management with respect to a wide variety of matters.

Nominee	Age	Director Since	Independent
Lisa S. Disbrow Chair of the Board, CACI International Inc Former United States Under Secretary of the Air Force	62	2021	✓
Susan M. Gordon Former Principal Deputy Director of National Intelligence	67	2020	✓
William L. Jews Former President and Chief Executive Officer, CareFirst, Inc.	73	2013	✓
Ryan D. McCarthy Former United States Secretary of the Army	52	2021	✓
John S. Mengucci President and Chief Executive Officer, CACI International Inc	63	2019
Scott C. Morrison Former Executive Vice President and Chief Financial Officer, Ball Corporation	63	2024	✓
Philip O. Nolan General Partner, Blue Delta Capital Partners	66	2021	✓
Debora A. Plunkett Former Director, Information Assurance Directorate, National Security Agency	65	2018	✓
Stanton D. Sloane Former President and Chief Executive Officer of Frequency Electronics, Inc.	75	2023	✓
Charles L. Szews Former President and Chief Executive Officer of Oshkosh Corporation	68	2024	✓

PROXY SUMMARY

Corporate Governance Summary

We are committed to high standards of corporate governance and have a robust corporate governance program intended to promote the long-term success of our Company. Some highlights of our corporate governance practices are listed below.

Board Composition

✓ Director Nominees are 90% independent (Page 18)	✓ Audit and Risk, Human Resources and Compensation and Corporate Governance and Nominating Committees are 100% independent (Page 18)
✓ Diversity of experience, expertise, perspectives, and backgrounds (Page 6)	✓ Board refreshment through 7 new director nominees since 2020 (Page 6)

Board Structure and Processes

✓ Separation of the roles of Chair of the Board and Chief Executive Officer (Page 15)	✓ Board and Committees regularly evaluate their performance through self-assessments (Page 18)
✓ Board oversight of environmental, social and human capital management policies, practices, initiatives and reporting (Page 16)	✓ Active enterprise risk oversight by the Board and Committees (Page 18)
✓ Executive officers and directors subject to robust stock ownership requirements (Pages 37 and 53)	✓ Clawback policy to recoup any “excess” compensation awarded to our executive officers (Page 38)
✓ Audit and Risk Committee provides oversight on cybersecurity practices and related risks (Audit and Risk Committee Charter)

Shareholder Rights

✓ Shareholders may act by written consent (Charter)	✓ All directors elected annually under a majority voting standard (Page 6)
✓ No “poison pill” or similar anti-takeover defenses in place	✓ All shareholders have equal voting rights (Page 68)

PROXY SUMMARY

Executive Compensation Summary

The Human Resources and Compensation Committee (the “Compensation Committee”) believes our executive compensation program should encourage and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. Below is a summary of the principal components of our now serving named executive officers’ target total direct compensation for fiscal year 2025. For additional information please review “Compensation Discussion and Analysis” on page 23 of this proxy statement.

Name	Base Salary ($)	Annual Bonus Target ($)	Long-Term Incentive Target(1) (Equity) ($)
John S. Mengucci	1,325,000	1,987,500	12,000,000
Jeffrey D. MacLauchlan	721,853	721,853	2,000,000
DeEtte Gray	712,990	891,238	2,000,000
J. William Koegel, Jr.	605,640	545,076	1,000,000
Tracy Weir	388,267	265,000	265,000
(1)The total number of shares earned is based on the Company’s cumulative Free Cash Flow for the three fiscal years ending on June 30, 2027.

Corporate Citizenship

The Board and management are committed to serving as good stewards of the environment and operating in a manner that protects the health and safety of our employees, partners, and customers, while supporting our communities. Below are a few highlights of our corporate citizenship:

•Long-standing policy of equal employment opportunity and commitment to treat employees fairly and with mutual respect.

•Implements corporate initiatives to continue to improve cybersecurity for both the company and our supply chain to ensure the safeguarding and privacy of data.

•Protects and improves our environmental footprint through environmental, health, and safety strategy.

•Commits to the highest legal and ethical standards in the conduct of our business by providing all employees access to its anonymous Compliance Hotline.

•Offers a variety of learning and training opportunities for our employees – at every level – for mobility and career development.

•Undertakes initiatives to promote work-life balance and enhance the Company’s strong culture.

•Commits to military hiring, with veterans, military spouses, National Guard, and reserve employees representing nearly 40% of our workforce.

•Supports small business, maintaining active agreements with small businesses through various federal Mentor-Protégé programs.

PROXY SUMMARY

•Provides STEM education funding, mentoring, and career preparation and placement to high school-aged children and to children of fallen shadow warriors.

•Supports our nation’s heroes through its philanthropic programs – veterans, active troops, and their families – who have served.

•Recognizes and rewards employees who demonstrate outstanding achievement with their team, their customers, and the Company.

•Recognized as a Fortune 500 Company, Fortune World’s Most Admired Company, the Russell 1000 Index, and the S&P MidCap 400.

•Recognized by our employees as a Top Workplace in several U.S. locations, for consecutive years.

To learn more about CACI’s corporate social responsibility principles, approaches, and initiatives for our customers, employees, and stakeholders, please visit https://www.caci.com.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

Director Nomination Procedures
The Corporate Governance and Nominating Committee is responsible for reviewing potential Board nominees to determine whether they have the requisite qualifications, expertise and other characteristics for service on the Board and its committees and recommending qualified candidates to the Board for consideration at the Annual Meeting. In fulfillment of these responsibilities, the Corporate Governance and Nominating Committee considers the overall composition of the Board to determine whether the Board has a broad range of business experience, expertise, skills, perspectives and tenure that allow the Board to draw upon many individual perspectives as the Board oversees, evaluates and advises management with respect to a wide variety of matters.
The Corporate Governance and Nominating Committee evaluates candidates recommended by Board members, management, shareholders or consultants utilizing the following standards:
•Demonstrated judgment, intelligence and character;
•Record of substantial business experience relevant to the Company;
•Ability to represent the interests of our shareholders;
•Understanding of executive leadership, marketing, finance and corporate strategy;
•Ability to dedicate sufficient time, energy and attention to the performance of their duties; and
•Contribution to the range of talent, skill, expertise and individual characteristics of the Board.
Any shareholder who wishes to formally nominate a person for election as a director must comply with the advance notice provisions of the Company’s By-laws which are described in this proxy statement under “Annual Meeting Information” on page 68.

Board Composition
To determine the appropriate mix of professional experiences, expertise and backgrounds for the Board, the Corporate Governance and Nominating Committee and the Board discuss the Board’s composition during the year. The Company’s Corporate Governance Guidelines provide that the Board should be large enough to reflect a substantial diversity of perspectives, background and experiences.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Qualifications, Attributes, Skills and Experience

The Board and the Corporate Governance and Nominating Committee believe that our directors bring strong and unique backgrounds, skills and perspective to the Board. As a whole, they believe the Board contains the qualifications, attributes, skills and experience necessary for the Board to fulfill its oversight role and evaluate and advise management with respect to a wide variety of matters. The following table summarizes certain key characteristics of our business and the associated qualifications, attributes, skills and experience that the Board believes is represented on our Board.

Qualifications	Business Characteristics
Strong Personal and Professional Ethics, Integrity and Values	We are committed to maintaining the highest level of integrity and ethics in our dealings with our employees, customers, suppliers, shareholders and the public.
Knowledge of Government/Military Procurement Needs and Policies for Expertise and Technology
We generate approximately 96% of our revenues from the federal government, and service in government or in senior military positions provides perspective into working constructively with our core customers.

Policymaking Experience in Business, Government, Education or Technology	We operate in a complex business environment and senior leaders bring experience in analyzing, shaping and overseeing the execution of important operation and policy issues.
Public Company Board Experience
We are a public company and experience on other public company boards provides insights into board operations, the relationship between the Board, Chair and CEO and the Board’s oversight responsibilities.

Financial Expertise	Our business involves complex financial transactions, and the Board advises and oversees our capital structure, financing and investment activities, financial reporting and internal controls.
Risk Oversight/Management Experience
We face security risks and operational risks that could materially affect our business, and experience understanding and overseeing various risks helps us to develop and implement appropriate policies and procedures designed to manage such risk.

Cybersecurity/Information Technology Experience	We operate in a rapidly changing security environment and our industry faces heightened cybersecurity risks due to the nature of our business.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
The following chart summarizes the skills and competencies that the Board considers valuable to effective governance and oversight and illustrates how the director nominees individually and collectively represent these key skills and competencies. The lack of an indicator for a particular item does not mean that the director does not possess that skill or competency; rather, the indicator represents that the item is a core skill or competency of that director.

Skills and Experience	Disbrow	Gordon	Jews	McCarthy	Mengucci	Morrison	Nolan	Plunkett	Sloane	Szews
Personal and Professional Ethics and Integrity Proven commitment to the highest levels of integrity and ethics	•	•	•	•	•	•	•	•	•	•
Senior Leadership Served in senior leadership roles at large organizations	•	•	•	•	•	•	•	•	•	•
Government/Military Procurement Senior leadership experience in government or the military	•	•		•				•
Policy Making Experience shaping and overseeing important operational and policy matters	•	•	•	•	•	•	•	•	•	•
Public Company Director Experience serving on the boards of other public companies	•	•	•			•	•	•	•	•
Financial Expertise/Literacy Experience reviewing and overseeing financial reporting and internal controls	•		•		•	•	•		•	•
Risk Oversight/Management Experience understanding and overseeing the management of various risks	•	•	•	•	•	•	•	•	•	•
Cybersecurity/Information Technology Direct experience with cybersecurity and information technology risks		•			•			•		•

Board Tenure

We believe that Board tenure diversity is important and careful consideration is made to achieve the appropriate balance of experience and fresh perspective. Our Board’s composition allows us to benefit both from the deep Company and industry knowledge of our longer-serving directors and the fresh perspectives brought by our newer directors. The following table outlines the various levels of tenure of the director nominees:

Tenure on Board	Number of Director Nominees
More than 10 years	1
5 – 10 years	3
Fewer than 5 years	6

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
2025 Nominees for Director

Each of our directors is elected by our shareholders on an annual basis to serve until the next annual meeting and until their respective successors are elected. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following ten individuals for election at the Annual Meeting.

Lisa S. Disbrow, 62 Director since: 2021 Independent Chair of the Board
Ms. Disbrow has 40 years experience in national security (in both government and public sectors), and broad experience serving on public company boards for providers of technology and solutions both commercially and to government customers.

Ms. Disbrow retired as the 25th Senate-confirmed Under Secretary of the United States Air Force in June 2017. Concurrent with that position, from January 2017 through May 2017, she served as the Acting Secretary of the United States Air Force, and she previously served as the Assistant Secretary of the Air Force for Financial Management and Comptroller. Over her 32-year federal career, she held senior civilian positions on the United States Joint Staff leading joint warfighting requirements and capabilities development initiatives for the Chairman of the Joint Chiefs of Staff as the Vice Director of J8; in the National Reconnaissance Office as a Systems Engineer; and on the National Security Council under President George W. Bush. Ms. Disbrow is a retired United States Air Force Colonel, having served in intelligence, programming and operational planning positions and deployed in Operations Desert Storm/Southern Watch and her civilian recognitions include the President's Distinguished Rank and Meritorious Rank Awards. Ms. Disbrow previously served on the board of directors of Perspecta Inc through its acquisition in May 2021, and currently serves on the board of directors of Mercury Systems, Inc., a provider of secure sensor and safety critical mission processing subsystems and BlackBerry Limited, a commercial provider of software to secure Internet of Things devices, data and communications, where she is the Audit Committee Chair. Ms. Disbrow is a Senior Fellow at the Johns Hopkins University Applied Physics Lab (APL) and chairs the Board of the National Defense Industrial Association. She was an appointed member of the President’s Export Council, served as an appointed Commissioner on the US Congress’ PPBE Reform Commission; and previously Chaired the DOD Reserve Forces Policy Board.

Susan M. Gordon, 67 Director since: 2020 Independent
Ms. Gordon has more than 30 years of leadership experience solving a broad spectrum of complex issues in positions involved in setting policy as well as risk tolerance and cybersecurity thresholds, most notably in the development of innovative technology solutions and transformative outcomes for the Intelligence Community.

Ms. Gordon was sworn in as the fifth Principal Deputy Director of National Intelligence in August 2017 and served in that role until August 2019. Prior to that, Ms. Gordon served as the Deputy Director of the National Geospatial-Intelligence Agency (NGA) from January 2015 to August 2017. In this role, she provided leadership to the agency and managed the National System of Geospatial Intelligence. Prior to her assignment with the NGA, Ms. Gordon served for 27 years at the Central Intelligence Agency, rising to senior executive positions in each of the agency’s then four directorates: operations, analysis, science and technology, and support. Ms. Gordon serves as a board member of Blacksky Technology Inc. (NYSE), a provider of geospatial intelligence solutions, BCore, a private company that provides IT solutions to address government mission needs, and Freedom Consulting, a private corporation. She also serves on the board of the MITRE Corporation as Vice Chairman and President of the Pallas Foundation, as a university fellow and advises private companies in the areas of technology, strategy, and leadership, both non-profit corporations.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

William L. Jews, 73 Director since: 2013 Independent
Mr. Jews is a senior business and healthcare executive with over 25 years’ CEO and C-suite level experience leading organizational growth, completing successful mergers and acquisitions, achieving profit goals, and delivering superior customer service.

Mr. Jews served as Lead Independent Director and subsequently Chairman of The Ryland Group. Following a merger with Standard Pacific, which created the CalAtlantic Group, Mr. Jews served as Lead Director until the merger of CalAtlantic and Lennar Homes. Mr. Jews served as President and Chief Executive Officer of CareFirst, Inc. from January 1998 to December 2006. Previously, he served as President and Chief Executive Officer of CareFirst of Maryland, Inc., Group Hospitalization and Medical Services, Inc. in Washington, D.C. and served as Chief Executive Officer of Blue Cross Blue Shield of Delaware. He was formerly President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998. Mr. Jews is a director of Choice Hotels International, Inc.

Ryan D. McCarthy, 52 Director since: 2021 Independent
Mr. McCarthy has extensive experience with the Department of Defense. His service at the most senior levels within the Department of Defense provides knowledge of military procurement, the setting of policies and procedures, cybersecurity and risk thresholds across an organization.

Mr. McCarthy served as the 24th United States Secretary of the Army from September 2019 through January 2021 after having served as the 33rd Undersecretary of the Army from August 2017 through September 2019. Prior to his confirmation as the Undersecretary of the Army, Mr. McCarthy worked for Lockheed Martin Corporation in sequential vice president roles responsible for the sustainment, customer solutions and program integration of the F-35 Joint Strike Fighter program. Prior to his time at Lockheed Martin, Mr. McCarthy served as Special Assistant to the Secretary of Defense, Dr. Robert M. Gates, under two different administrations. Mr. McCarthy also served in uniform in the U.S. Army deploying with the 75th Ranger Regiment during the invasion of Afghanistan. He also serves on the boards of Virginia Polytechnic Institute and State University and the National Medal of Honor Museum Foundation.

John S. Mengucci, 63 Director since: 2019
A proven industry leader, Mr. Mengucci has extensive experience in business development and leading highly successful systems, solutions, and services businesses. He brings to his position deep business acumen, financial experience, strategic planning and a technology background.

Since July 1, 2019, Mr. Mengucci has been the President and Chief Executive Officer of CACI International Inc. Mr. Mengucci joined CACI as Chief Operating Officer of U.S. Operations in February 2012 and served as CACI’s Chief Operating Officer and President, U.S. Operations from July 2012 to June 2017 and CACI’s Chief Operating Officer from June 2017 to June 2019. Prior to joining the Company, Mr. Mengucci served as President of Lockheed Martin Corporation’s Information Systems and Global Solutions - Civil Product Line from 2010 through 2012 and President of Lockheed Martin Corporation’s Information Systems and Global Solutions – Defense Line from 2007 through 2010. In the community, Mr. Mengucci serves on the board of the Northern Virginia Technology Council, is an active member of the executive committee for the Professional Services Council and is the vice chair of Clarkson University’s Board of Trustees. He also serves on the board of the Spookstock Foundation which advocates for the wellbeing of military and veteran communities, including scholarships for the children of fallen heroes and post-deployment mental health. Mr. Mengucci has also been honored with the 2024 Technology Good Scout Award by the Boy Scouts of America National Capital Area Council and the 2025 Public Company Executive of the Year award by the Association of Corporate Growth National Capital.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Scott C. Morrison, 63 Director since: 2024 Independent
Mr. Morrison possesses a wealth of leadership experience and financial expertise, gained through serving as Chief Financial Officer of a publicly traded multinational corporation and having served in various other executive management and senior corporate banking roles.

Mr. Morrison most recently served as a Senior Advisor of Ball Corporation, a leading global supplier of innovative, sustainable packaging solutions for beverage, food, and household products customers from September 2023 to 2024. Prior to September 2023, Mr. Morrison served in various roles at Ball Corporation including Executive Vice President and Chief Financial Officer of Ball Corporation from 2021 - 2023; Senior Vice President and Chief Financial Officer of Ball Corporation from 2010 - 2021 and Vice President and Treasurer from 2000 - 2010. Prior to his time at Ball Corporation, Mr. Morrison held various senior banking corporate roles. Mr. Morrison serves as a director for Sensient Technologies Corporation, a global manufacturer and marketer of specialty ingredients.

Philip O. Nolan, 66 Director since: 2021 Independent
Mr. Nolan has extensive operating experience in the public sector technology marketplace and substantial experience with venture capital, corporate finance, and private equity investment activities. A proven former CEO and Chairman, he brings to the Board business acumen, leadership skills and a full understanding of government procurement and the technology the company offers.

Mr. Nolan currently serves as a Managing Director at Blue Delta Capital Partners, a growth capital firm focused on the U.S. federal government technology marketplace, a position he has held since October 2018. Mr. Nolan also serves as the chairman of the board of directors for GovCIO LLC, a provider of technology and digital solutions and as a board member for MAG Aerospace and Capgemini Government Solutions, each a private corporation providing solutions and services to the U.S. government. From 2015 to 2016, Mr. Nolan was Chief Executive Officer of Camber Corporation, a private equity-backed company, where he also served on the board of directors from 2011 to 2016. Mr. Nolan served as a director for Perspecta Inc from 2018 through its acquisition in May 2021, serving as the lead independent director from 2019 to 2021. Mr. Nolan also served as chairman of the board of directors and Chief Executive Officer of Stanley Inc., a public IT company, from 2002 to 2010 and as President from 1996 to 2010. Mr. Nolan served in the US Navy on active duty and as a member of the reserves as a nuclear engineering trained submarine officer for over 24 years.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Debora A. Plunkett, 65 Director since: 2018 Independent
Ms. Plunkett served in senior leadership positions in the National Security Agency (NSA) and brings to CACI’s Board more than 30 years of national security experience in such critical mission areas as cybersecurity and information assurance. In addition, she brings policy creation experience from the most senior levels of the Intelligence Community as well as risk oversight and assessment experience to the Board.

Ms. Plunkett’s extensive experience in cyber and national security will further CACI’s information assurance mission in addressing serious economic and security challenges faced by the United States in the 21st century. Her previous NSA positions include Director of Information Assurance from April 2010 to November 2014 and Deputy Director of Information Assurance from August 2008 to April 2010, where she led the agency’s information assurance/cyber defense mission and directed thousands of NSA professionals worldwide. She also conceived and established the National Cyber Security Assistance Program to qualify commercial organizations for accreditation in performing cybersecurity services for national security systems and advised Executive Branch decision-makers. She served on the National Security Council in the administrations of President Clinton and President George W. Bush, including the National Security Council, on cyber issues. A highly credentialed professional, Ms. Plunkett received the Distinguished Service Medal and Exceptional Civilian Service Award from the NSA Director. She was awarded the Rank of Distinguished Executive by President Barack Obama, and the Rank of Meritorious Executive by President George W. Bush. As a recognized expert in national security, she has appeared on CBS/60 Minutes and Federal News Radio, been interviewed in the Washington Post, and given keynote addresses at high-profile cybersecurity and defense conferences. She currently serves on the board of directors of Nationwide Insurance, BlueVoyant, a cyber defense company, and Mercury Systems, a commercial provider of secure sensor and safety critical mission processing subsystems, and is a professor in the cybersecurity graduate program at the University of Maryland.

Stanton D. Sloane, 75 Director since: 2023 Independent
Mr. Sloane’s prior leadership roles in the aerospace and defense industry, to include business development, program management and CEO experience, provide valuable insights into company operations and efficiency, as well as strategy for further developing Defense Department business. His understanding of technology and his prior military experience provide insight into the needs of the government and military.

Mr. Sloane served as the President and Chief Executive Officer of Frequency Electronics, Inc. from May 2018 to July 2022. Prior to his appointment as President and Chief Executive Officer, Mr. Sloane served as the Chief Operating Officer of Frequency Electronics beginning September 2017. Mr. Sloane has also served as President and Chief Executive Officer of Comtech Telecommunications Corp., a communications company for both commercial and government customers worldwide, from January 2015 until September 2016. Prior to joining Comtech, Mr. Sloane was President and Chief Executive Officer and a director of Decision Sciences International Corporation, a privately-held advanced security and detection systems company, from August 2011 through January 2015. Prior to that, he served as President and Chief Executive Officer of SRA International, an information solutions company, from April 2007 through July 2011. Prior to joining SRA, he was Executive Vice President of Lockheed Martin’s Integrated Systems & Solutions from June 2004 until April 2007. He began his business career with General Electric Aerospace in 1984 and progressed through engineering, program management, and business development assignments in a variety of General Electric Aerospace and subsequently Lockheed Martin businesses. He also served as an officer in the U.S. Navy from 1976 until 1981. Mr. Sloane has previously served as a director for Frequency Electronics, Comtech Telecommunications and SRA International

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Charles L. Szews, 68 Director since: 2024 Independent
Mr. Szews has vast manufacturing and technology experience serving Defense Department and commercial customers as well as international markets. In addition, he has extensive financial, audit, operational, strategic planning, and mergers and acquisition experience, from his over 20 years in roles of COO, CFO, CEO and Chairman.

From 2012 to 2015, Mr. Szews served as Chief Executive Officer of Oshkosh Corporation, a designer, manufacturer and marketer of specialty vehicles and vehicle bodies. Mr. Szews also served at Oshkosh as President and Chief Executive Officer from 2011 to 2012, as President and Chief Operating Officer from 2007 to 2011 and as Executive Vice President and Chief Financial Officer from 1997 to 2007. Prior to joining Oshkosh, Mr. Szews held a series of executive positions with Fort Howard Corporation for eight years. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period. Mr. Szews serves as a director for Commercial Metals Company, a producer of products for the construction industry, and as Chair of the board of directors of Group 1 Automotive, Inc., a Fortune 250 automobile retailer. Mr. Szews previously served on the boards of an additional five public companies.

Executive Officers

As of August 1, 2025, the executive officers of the Company were John S. Mengucci, President and Chief Executive Officer, and the following four persons indicated in the table below. Biographical information for Mr. Mengucci is provided above under “2025 Nominees for Director” on page 9 of this proxy statement. The prior employers for each of our executive officers, except for Mr. Koegel, were aerospace, defense and security companies. Mr. Koegel’s previous experience was with a law firm.

Name and Current Position	Previous Experience
Jeffrey D. MacLauchlan, 66 Executive Vice President, Chief Financial Officer and Treasurer (November 2022 – Present)	Senior Vice President, Finance, CACI International Inc May 2022 – November 2022; Senior Vice President, Rockwell Collins, April 2014 – December 2018; Lockheed Martin Corporation 1982 – 2014.
DeEtte Gray, 55 President, U.S. Operations (July 2024 – Present)
President, Business and Information Technology Solutions Sector, CACI International Inc July 2019 – July 2024; President, U.S. Operations, CACI International Inc 2017 – 2019; President, Intelligence & Security Sector for BAE Systems, Inc., 2012 –2017; Vice President, Lockheed Martin Information Systems and Global Solutions - Defense Product Line 2007 – 2012.

J. William Koegel, Jr., 70 Executive Vice President, General Counsel & Secretary (March 2014 – Present)	Steptoe & Johnson, 1981-March 2014 (Partner, 1987-March 2014).
Tracy Weir, 61 Chief Executive, CACI Limited, and President, U.K. Operations (2025 – Present)	Managing Director, CACI Limited January 2020 – Present; Senior Vice President, Integrated Marketing Group January 1998 – January 2020.

CORPORATE GOVERNANCE

We are committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics while promoting long-term shareholder value.

Governance Framework

Structure

The Board is responsible for the oversight of management on behalf of our shareholders and the Board accomplishes this function acting directly and through Board committees. The Board maintains four standing committees: Audit and Risk; Human Resources and Compensation; Corporate Governance and Nominating and Special Programs. The Board also maintains an Executive Committee which meets on an ad hoc basis. This governance structure allows the Board to provide focused advice, insight and oversight in the interests of the Company and our shareholders. The Board and its committees discharge their duties at Board and committee meetings, through telephone contact and other communications with management and others regarding matters of concern and interest to the Company.

Primary Governance Documents

Our governance structure and processes are based on our key governance documents, which include the following documents which can either be found on our website at investor.caci.com or are available upon written request to CACI International Inc, 12021 Sunset Hills Road, Reston, Virginia 20190, Attention: Investor Relations:

•Amended and Restated Certificate of Incorporation	•Board Committee Charters
•By-laws	•Standards of Ethics and Business Conduct
•Corporate Governance Guidelines	•Directors’ Code of Business Ethics and Conduct

The Board evaluates our policies and practices on an ongoing basis and our directors, executive officers and other employees are required to review their applicable code of conduct and certify compliance annually to ensure high standards of business conduct that facilitate the Board’s execution of its responsibilities. Additional information is provided below regarding key corporate governance and ethics policies and practices that we believe enable us to manage our business in accordance with the highest standards of business ethics and in the best interest of our shareholders.
We intend to disclose any waiver of compliance with any provision of our code of conduct covered by Item 406(b) of Regulation S-K that is granted to any principal executive officer, principal financial officer, principal accounting officer or controller, and any amendments to such code of conduct, in the “Investors” section of our website www.caci.com within four business days following the date of such waiver or amendment.

CORPORATE GOVERNANCE

Board of Directors

Board Leadership

The Board is responsible for determining the optimal leadership structure to provide independent oversight of senior management and evaluates the Board’s leadership structure on an annual basis. In evaluating its leadership structure, the Board considers our current operating and governance environment, governance best practices and feedback from our shareholders on how the Board can provide effective oversight of senior management on behalf of our shareholders. Based on these considerations, the Board has determined that separate positions for Chair and CEO provides an efficient and effective leadership model, fostering clear accountability, differing perspectives and effective decision making as the Chair focuses on the Board activities while the CEO manages the day-to-day business. From time to time, the Board may also appoint a Vice Chair in order to have a director empowered to act with the authority of the Chair in the event the Chair is unavailable. The chart below summarizes the roles and responsibilities of the Chair:

Chair
Independence:	Independent
Appointment:	Appointed by Board (Annual)
Presides at Meetings:	Board and Shareholder Meetings
Authority to Call Meetings:	Board and Shareholder Meetings
Schedule, Agendas and Materials:	Prepares Board schedules, agendas and materials based on discussion with all directors and senior management
Liaison:	Between directors and senior management
Strategic/Governance Responsibilities:	Consults with senior management on strategic direction and key staffing; oversees corporate financial affairs and transactions; monitors all investor relations activities

CORPORATE GOVERNANCE
Committee Membership and Attendance
Directors are expected to attend regular Board meetings, committee meetings and the annual shareholder meeting, in person or, if not possible, via teleconference. All then-serving directors attended the 2024 Annual Meeting of Shareholders held on October 17, 2024 and each incumbent director attended over 80% of the aggregate of the total number of Board meetings and meetings of the committees on which the director served in fiscal year 2025. The Board held 4 meetings during fiscal year 2025. Below is a summary of the Board committee membership as of August 1, 2025 and the number of meetings for each committee during fiscal year 2025.

Name	Audit and Risk	Human Resources and Compensation	Corporate Governance and Nominating	Special Programs	Executive
Ms. Disbrowµ (I)	●	«			«
Ms. Gordon (I)	●		●	«
Mr. Jews (I)(A)	«	●			●
Mr. McCarthy (I)	●		●	●
Mr. Mengucci					●
Mr. Morrison (I)	●			●
Mr. Nolan (I)	●	●	●
Ms. Plunkett (I)		●	«	●	●
Mr. Sloane (I)		●		●
Mr. Szews (I)		●	●
FY 2025 Meetings	4	4	4	4	4
µChair     «Chair ● Member I – Independent A – Audit Committee Financial Expert

Pursuant to NYSE requirements, at least two executive sessions of non-management directors were held during fiscal year 2025.
Committee Responsibilities
The specific roles and responsibilities of the Board’s committees are delineated in written charters adopted by the Board for each committee and are reviewed annually by the Corporate Governance and Nominating Committee in accordance with the Corporate Governance Guidelines. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties. The charters for the Audit and Risk, Human Resources and Compensation, Corporate Governance and Nominating and Executive Committees are available on our website at investor.caci.com or a print copy of all the standing committee charters is available upon shareholder request. Below is a summary of the current primary responsibilities of each committee, the full responsibilities for each committee are delineated in the committee charters available on our website.

Audit and Risk

The Audit and Risk Committee (the “Audit Committee”) assists the Board in fulfilling its oversight of (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (iii) the Company’s compliance with applicable legal and regulatory requirements; (iv) the independence and qualifications of the Company’s independent auditor; and (v) the performance of the Company’s internal and independent auditors. The Audit Committee is comprised of only independent directors and fulfills its responsibilities by:

•Appointing, evaluating and overseeing the independent auditor;
•Reviewing and pre-approving audit and non-audit services and related fees for the independent auditor;
•Discussing the Company’s audited financial statements and quarterly financial statements with management and the independent auditor;
•Discussing the process for assessing the effectiveness of internal control over financial reporting and reviewing issues as to the adequacy and effectiveness of the Company’s internal control over financial reporting;

CORPORATE GOVERNANCE
•Reviewing the annual internal audit plan and any significant internal audit findings;
•Reviewing and approving all related party transactions;
•Reviewing risks related to the Company’s cybersecurity posture;

•Reviewing our quarterly and annual Investor Relations messaging and status;

•Reviewing environmental related risks and internal controls related to environmental disclosures and the Company’s Corporate Responsibility Report; and
•Reviewing legal and regulatory matters that may have a material impact on the Company’s financial statements.

Human Resources and Compensation

The Compensation Committee assists the Board in overseeing the Company’s compensation policies and practices. The Compensation Committee is comprised of only independent directors and fulfills its responsibilities by:

•Recommending to the Board the compensation arrangements for the Company’s executive officers and directors;
•Reviewing and approving the compensation, including incentive and equity-based compensation, of the chief executive officer;
•Approving grants of equity compensation to all eligible individuals in the Company’s service;
•Reviewing changes in the Company’s benefit programs;
•Preparing an annual report for inclusion in the Company’s proxy statement;
•Reviewing the Company’s Environmental, Social and Governance initiatives and linkage to executive compensation; and
•Overseeing and reporting to the Board on the Company’s policies concerning compensation and employee benefits.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee assists the Board in overseeing the Company’s corporate governance practices. The Corporate Governance and Nominating Committee is comprised of only independent directors and fulfills its responsibilities by:

•Recommending to the Board the general criteria and qualifications for membership on the Board;
•Identifying and selecting individuals to be nominated for election to the Board;
•Recommending the number of directors to be elected each year (within the bounds established by the Company’s By-laws);
•Developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto;
•Reviewing the Company’s environmental policies, programs and Corporate Responsibility Report; and
•Reviewing policies and practices of the Company and monitoring compliance in areas of corporate governance.

CORPORATE GOVERNANCE
Special Programs

The Special Programs Committee assists the Board in overseeing the Company’s business activities that have been classified for reasons of national security by an agency of the United States Government (“Classified Programs”). The Special Programs Committee is comprised of only independent directors and fulfills its responsibilities by:

•Monitoring the Company’s Classified Programs and prospective acquisitions with classified programs for strategic, financial, operational, reputational and other risks; and
•Monitoring Company’s policies, procedures, internal controls, compliance structures and other risk management activities with respect to Classified Programs and their implementation.

Executive

The Executive Committee assists the Board in providing the necessary input and authorization in between full Board meetings, and for identifying those items which merit consideration or action by the entire Board.
Board and Committee Independence

In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 13, 2025, the Board affirmatively determined that 9 of its 10 director nominees (90%) are independent. In making the determination, the Board considered the relationships described below in “Certain Relationships and Related Transactions.” The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are comprised entirely of independent directors.

Annual Board Evaluations

The Board and each of its committees perform annual evaluations of their performance. The evaluation process is managed by the Corporate Governance and Nominating Committee and specifically focuses on areas for improvement. In order to ensure independence during the evaluation process, the evaluation of the Corporate Governance and Nominating Committee is conducted by the Executive Committee.

Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management of our risks. The Board regularly reviews information regarding the results of operations and any related trends and other factors contributing to or affecting our results, long-term strategy, financial reporting systems and processes, as well as the risks associated with these aspects of the Company’s business. The Board has also approved Standards of Ethics and Business Conduct that establish standards of conduct for employees that are designed to mitigate risks associated with compliance, foster ethical conduct by our employees and protect company assets. We require all employees to receive annual training related to our Standards of Ethics and Business Conduct and related policies in order to ensure that employees are familiar with those standards of conduct and to mitigate the risks associated with employees’ failure to meet those standards.

CORPORATE GOVERNANCE
The Board’s committees are involved in the assessment of risks relevant to their area of responsibility and the implementation of actions designed to address or mitigate those risks. The types of risks that are considered by the committees include:

Audit and Risk:	Risks related to our tax, accounting, financial reporting systems and processes, enterprise risk management and legal and regulatory compliance.
Human Resources and Compensation:	Risks related to our compensation and benefit programs and human capital.
Corporate Governance and Nominating:	Risks related to our corporate governance and management.
Special Programs:	Risks related to our Classified Programs.

Succession Planning

The Board engages in discussions concerning Chief Executive Officer succession and the Chief Executive Officer briefs the Board concerning senior management succession. Chief Executive Officer succession is also discussed by the Board in an executive session outside the presence of any management directors. Management also updates the Board on key talent indicators such as recruiting and retention for the overall employee population throughout the year.

Shareholder and Interested Party Communications with Directors
Shareholders and interested parties may communicate directly with the Board or any director or committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 12021 Sunset Hills Road, Reston, Virginia 20190, Attn: J. William Koegel, Jr., Corporate Secretary. It is our policy to forward directly to the directors all such communications addressed to them and delivered to the Company at the above stated address.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants, as well as in which greater than 5% shareholders, nominees for director, immediate family members of greater than 5% shareholders and nominees for director, and persons (other than a tenant or employee) sharing the household of a director, executive officer, nominee for director, or greater than 5% beneficial owner are participants, to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the directors and executive officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee is charged with reviewing and approving or ratifying any related party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction and whether the transaction is in the interest of the Company.

Upon review by the Audit Committee, no transactions concerning our directors, executive officers or greater than 5% shareholders or immediate family members of these persons require disclosure under Item 404(a).

Compensation Committee Interlocks and Insider Participation

During fiscal year 2025, the members of the Compensation Committee had no relationships with the Company other than their relationships as directors, their entitlement to the receipt of standard compensation as directors and members of certain committees of the Board, and their relationships to the Company as shareholders. During fiscal year 2025, no person serving on the Compensation Committee or on the Board was an executive officer of another entity for which any of our executive officers served on the compensation committee.

SECURITIES OWNERSHIP

Principal Shareholders

The following table provides the latest available information as of August 25, 2025 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
Blackrock, Inc.(2)	2,234,261	10.2%
The Vanguard Group, Inc.(3)	2,234,197	10.2%
Morgan Stanley(4)	1,815,215	8.3%
(1)Based on 21,993,796 shares of common stock outstanding as of August 25, 2025, the record date.
(2)The number of shares beneficially held by BlackRock, Inc. (BlackRock) is based solely on information in a Schedule 13G/A filed with the SEC by BlackRock on 09/10/2024 on behalf of itself and certain entities under its control. The report states that BlackRock has sole voting power over 2,150,963 shares and sole dispositive power over all shares and shared voting and dispositive power over no shares. The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)The number of shares beneficially held by The Vanguard Group, Inc. (Vanguard) is based solely on information in a Schedule 13G/A filed with the SEC by Vanguard on February 13, 2024 on behalf of itself and certain entities under its control. The report states that Vanguard has sole dispositive power over 2,213,961 shares, shared dispositive power over 29,236 shares, sole voting power over no shares and shared voting power over 7,886 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(4)The number of shares beneficially held by Morgan Stanley is based solely on information in a Schedule 13G/A filed with the SEC by Morgan Stanley on May 5, 2025 on behalf of itself and certain entities under its control. The report states that Morgan Stanley has shared voting power over 1,658,608 shares and shared power to dispose of 1,750,716 shares and sole voting power and dispositive power over no shares. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036..

SECURITIES OWNERSHIP

Directors and Management

The following table provides information as of August 25, 2025 with respect to beneficial ownership of the Company’s common stock for each executive officer, each director, and for all current executive officers and directors of the Company as a group.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)(3)
John S. Mengucci	138,351(4)	*
Jeffrey D. MacLauchlan	5,505(5)	*
DeEtte Gray	34,963(6)	*
J. William Koegel, Jr.	29,005(7)	*
Tracy Weir	3,866(8)	*
Lisa S. Disbrow	1,934(9)	*
Susan M. Gordon	2,737(9)	*
William L. Jews	6,384(9)	*
Ryan D. McCarthy	2,069(9)	*
Philip O. Nolan	2,069(9)	*
Scott C. Morrison	331(9)	*
Debora A. Plunkett	2,564(9)	*
Stanton D. Sloane	859(9)	*
Charles L. Szews	331(9)	*
All Current Executive Officers and Directors as a Group (16 in number)	230,968	1.1%
(1)All Restricted Stock Units (RSUs) vesting as of August 25, 2025 or within 60 days after that date are treated as shares of common stock that are beneficially owned.
(2)Based on 21,993,796 shares of common stock outstanding as of the August 25, 2025 record date.
(3)The asterisk (*) denotes that the individual holds less than one percent of our outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors as a Group shown above.
(4)Includes 26,640 shares obtainable upon vesting of RSUs within 60 days after August 25, 2025.
(5)Includes 2,871 shares obtainable upon vesting of RSUs within 60 days after August 25, 2025.
(6)Includes 5,297 shares obtainable upon vesting of RSUs within 60 days after August 25, 2025.
(7)Includes 3,415 shares obtainable upon vesting of RSUs within 60 days after August 25, 2025.
(8)Includes 679 shares obtainable upon vesting of RSUs within 60 days after August 25, 2025.
(9)Includes 83 shares obtainable upon vesting of RSUs within 60 days after August 25, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended June 30, 2025 except for a late filing for a single transaction for Mr. Morrison due to an administrative error.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides the principles, objectives, structure, analyses and determinations of the Compensation Committee with respect to the fiscal year 2025 compensation of the following named executive officers (NEOs):

John S. Mengucci, President and Chief Executive Officer
Jeffrey D. MacLauchlan, Executive Vice President, Chief Financial Officer and Treasurer
DeEtte Gray, President, U.S. Operations
J. William Koegel, Jr., Executive Vice President, General Counsel and Secretary
Tracy Weir, President and Chief Executive CACI Limited UK
Todd Probert, Former President, National Security and Innovative Solutions(1)
(1) Mr. Probert departed the Company effective July 30, 2024.

The principles, objectives and structure of our fiscal year 2025 executive compensation were established in April 2024, when our Compensation Committee traditionally makes executive compensation decisions. The Compensation Committee’s fiscal year 2025 compensation decisions reflect the Company’s performance as well as our executives’ individual performance in the prior fiscal year.

Executive Summary

Who We Are

For more than 60 years, we have delivered innovation, expertise, technology and excellence in support of our customers’ vital national security missions. Through our long-standing partnerships and relationships across the federal government, we have become a trusted provider of high-value capabilities for our nation’s highest priorities

We provide expertise and technology to our defense, intelligence, and civilian customers in the following market areas: command, control, communications, and intelligence (C3I); Cyber; Digital Solutions; Enterprise IT; Mission and Engineering Support; Space; and Spectrum Superiority. Our innovations in all of these markets deliver the quality and efficiency customers require to advance their capabilities and complete their missions. Our international operations provide a diverse mix of IT services and proprietary data and software products, serving commercial and government customers throughout the U.K., continental Europe and around the world.

EXECUTIVE COMPENSATION

CACI At-A-Glance

•~$8.6 billion annual revenue	•Fortune 500 Company
•Veterans, active National Guardsmen and Reservists, and military spouses represent 39% of our workforce	•Character-based culture of ethics, integrity, and operational excellence
•Approximately 25,000 employees, 74% with security clearances	•Fortune World’s Most Admired Company
•Fortune America’s Most Innovative Company

Financial Performance Summary

Fiscal Year 2025 Performance

Below are charts outlining our performance over the relevant periods for the performance metrics used by the Compensation Committee in determining our NEOs’ compensation. The contributions of our NEO’s to the Company’s performance depicted in the charts had a substantial impact on our NEOs’ earned compensation over the course of this period. For fiscal year 2025, this resulted in an average achievement of 120.5% of the targeted corporate annual incentive plan value. For fiscal year 2025, EBITDA represents GAAP net income plus net interest expense, income taxes, depreciation and amortization expense (including depreciation within direct costs).

2024 Say on Pay Vote

DECISION SUPPORT

As the Compensation Committee made its fiscal year 2025 compensation decisions, it considered that 98% of the votes cast on the Company’s fiscal year 2024 executive compensation program (the “Say on Pay” proposal) were voted in favor of the “Say on Pay” proposal at the Company’s 2024 Annual Meeting. This continued the strong support as shown in 2022’s and 2023’s 96% and 94% approval rates, respectively. The Company also actively engages with our shareholders to understand our shareholders’ views towards the program and reviews comments from shareholder advisory services.

EXECUTIVE COMPENSATION

Pay for Performance Philosophy

The Compensation Committee believes our executive compensation program should incent and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. For example, the annual incentives paid to each of our NEOs vary with performance, including our annual financial results.

Executive Compensation Program Design

The substantial majority of our NEOs’ compensation is directly tied to our performance with short- and long-term incentives comprising an average of approximately 81% of our NEOs’ target total direct compensation (“TDC”). The following is a list of the principal components of our executive compensation program in fiscal year 2025:

Character	Component	Description
Fixed	Base Salary	Annual fixed portion of NEOs’ TDC designed to attract and retain experienced executives, comprising only approximately an average of 24% of our executives’ target TDC in fiscal year 2025.
At Risk	Short-Term Incentives	Cash bonus plan that rewards NEOs for achieving annual performance objectives.
Long-Term Incentives
Performance Restricted Stock Units (“PRSUs”) earned based on achievement of three-year Free Cash Flow growth objectives.
Restricted Stock Units (“RSUs”) earned over three years based on continued commitment to CACI.

Performance Assessment

Compensation Committee	The Compensation Committee uses a comprehensive process to assess performance on an ongoing basis, which includes frequent dialogue with management about financial performance relative to our goals and competitors, and assessment of corporate and individual executive accomplishments.
Independent Consultant	The Compensation Committee also asks its independent compensation consultant to assess our pay-for-performance alignment, which includes an analysis of our NEOs’ realizable pay relative to our peer group and an analysis of operational and shareholder returns relative to our peer group.

EXECUTIVE COMPENSATION

Historical Pay for Performance Results

Our pay for performance philosophy is reflected in the compensation that has been earned by our NEOs over the past three years. The chart below summarizes our corporate performance against the Compensation Committee performance metrics and the impact our performance had on our NEOs’ compensation.

Year	Bonus Plan Performance	Average Annual Bonus Payout	% of PRSUs Earned in 3-Yr Performance Period Ending During Fiscal Year(1)
2025	CACI Revenue > Target EBITDA > Target	116%	152%
2024	CACI Revenue > Target EBITDA > Target	145.5%	104%
2023	CACI Revenue > Target EBITDA > Target	119%	134%
(1)Earned PRSUs vest 100% on the third anniversary of the grant date.

Executive Compensation Practices

We also maintain certain executive compensation practices designed to strengthen the connection between our executives’ interests and the interests of our shareholders. The following is a summary of the compensation practices that we do and do not employ to advance our shareholders’ long-term interests.

What We Do	What We Don’t Do
✓ More than 75% of NEO Compensation “At-Risk”	✘ No Excessive Perquisites
✓ Performance Vesting Based on Company Growth	✘ No Repricings
✓ Rigorous Stock Ownership Guidelines	✘ No Tax Gross-ups
✓ Clawback Policy	✘ No Automatic Single Trigger Equity Vesting on Change of Control

Compensation Governance and Process

Compensation Governance

The Compensation Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions. The Compensation Committee works very closely with Mercer, as its independent compensation consultant, and management to examine pay and performance matters during the year. The Compensation Committee has both a strategic and administrative role in managing the compensation structure of the Company, with an emphasis on compensation of top management. Strategically, the Compensation Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of an appropriate compensation philosophy and effective program elements. Administratively, the Compensation Committee reviews compensation paid, salary

EXECUTIVE COMPENSATION

progressions, incentive compensation allocations, benefits and perquisites provided to all employees, and equity awards granted under all shareholder-approved plans.

Compensation Process

The Compensation Committee acted in accordance with the following process in determining our NEOs compensation for fiscal year 2025.

Fourth Quarter FY2024	•Developed the design of the fiscal year 2025 compensation program.
First Quarter FY2025
•Reviewed and approved the metrics and goals for the PRSUs.
•Approved the performance metrics and goals for the fiscal year 2025 annual bonus plan.
•Set target total direct compensation for the NEOs for fiscal year 2025.

Fiscal Year 2025 (Throughout)
•Certified PRSU performance for completed measurement periods.
•Reviewed the Company’s performance and assessed progress toward objectives.
•Assessed progress toward NEO objectives.
•Discussed potential program changes considering feedback from shareholders, regulatory guidance and external trends.

First Quarter FY2026	•Evaluate and discuss NEO performance. •Determine payouts for the NEOs based on achievement of the performance metrics for the annual incentive plan and PRSUs.

Compensation Factors

The Compensation Committee determined fiscal year 2025 TDC targets for the CEO and each of the other NEOs employed at the time based on the following process:

•Market Practices: The Compensation Committee evaluated each NEO’s relative compensation and changes in responsibilities and considered current pay practices for comparable positions at peer companies.

•Independent Consultant Input: The Compensation Committee received input from its independent compensation consultant.

•Performance: In evaluating the performance of the NEOs, the Compensation Committee sought to understand what was accomplished relative to established objectives, how it was accomplished, the quality of financial results and the Company’s strategic positioning for future competitive advantage.

•Other Factors: For the NEOs other than the CEO, the Compensation Committee also considered the CEO’s recommendations, succession planning and retention. Finally, before making pay decisions, the Compensation Committee reviewed the pay mix to ensure that it was competitively positioned and performance-based.

During the course of the fiscal year, the Compensation Committee reviews corporate performance each quarter and assesses progress for each goal in the annual bonus program and active long-term incentive programs from current and prior fiscal years. The Committee also discusses other information relevant to executive compensation, such as trends, regulatory updates, shareholder feedback and individual performance.

EXECUTIVE COMPENSATION

Independent Compensation Consultant

With respect to fiscal year 2025, Mercer attended Compensation Committee meetings, met with the Compensation Committee in executive sessions, reviewed and provided recommendations on the components of the Company’s executive compensation program and provided compensation advice independent of the Company’s management. The compensation consultant reports directly to the Committee and performs no work for management other than providing advice on executive compensation pursuant to its engagement by the Committee. The Compensation Committee assessed the independence of Mercer pursuant to SEC rules and concluded that their work for the Compensation Committee did not raise any conflicts of interest.

Assessing Competitive Practice

Mercer assists the Committee by reviewing comparative market data on compensation practices and programs within the Company’s peer group.

During fiscal year 2025, Mercer was responsible for providing information on new laws and regulations, general industry compensation practices, recommendations for director compensation and compensation for management positions under the Committee’s purview, and for performing independent assessments of management recommendations brought before the Committee.

For fiscal year 2025, peer comparisons were performed against 15 publicly-traded companies which were selected based on similarities to CACI in size and/or industry as well as operational similarities. The selected companies were as follows:

Booz Allen Hamilton Holding Corporation	Bread Financial Holdings, Inc.	Broadridge Financial Solutions, Inc.	Cognizant Technology Solutions Corporation
Fidelity National Information Services, Inc.	Fiserv, Inc.	Jacobs Solutions, Inc.	KBR, Inc.
L3Harris Corporation	Leidos Holdings, Inc.	MAXIMUS, Inc.	Parsons Corporation
Science Applications International Corporation	Tetra Tech, Inc.	Unisys Corporation

The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (e.g., acquisitions, bankruptcies, etc.) or changes in the comparability of the selected company to CACI.

EXECUTIVE COMPENSATION

Determining Executive Compensation

Executive Compensation Objectives
Our NEO compensation programs are designed to attract, retain and reward the management talent that we need to maintain and strengthen our position in the industry and to achieve our business objectives.

OUR COMPENSATION PRINCIPLES

Our compensation programs for NEOs are guided by three basic principles:

Link compensation to performance. We believe that compensation levels should reflect performance - both the performance of CACI and the performance of the recipient.

Maintain competitive compensation levels. We strive to offer programs and levels of compensation that are competitive with those offered by the Company’s peer group to attract, retain and reward our NEOs. The Committee evaluates TDC for each Executive Officer relative to the median of the Company’s peer group.

Align management’s interests with those of shareholders. We seek to implement programs that will align management’s interests with those of shareholders and increase long-term shareholder value by granting long-term equity incentive awards each year.

Principal Elements of Compensation

	Component	Average Percentage of FY25 TDC(1)	Role
Fixed	Base Salary	14%	•To provide a stable, reliable monthly income •Set at levels that should generally comprise a low percentage of total target compensation
	Benefit Plans	N/A	•To provide opportunity for deferring income taxes on a portion of annual income
At Risk	Short-Term Incentives	21%	•To reward the achievement of annual financial goals •Links compensation to short-term performance since award amounts are determined for the fiscal year based on actual results •Time horizon: 1 year
	Long-Term Incentives	65%
•Aligns executive interests with those of shareholders as potential value of awards increases or decreases with earnings (PRSUs)
•Retains executive officers through multi-year vesting (PRSUs and RSUs)
•Time horizon: 3 years (PRSUs and RSUs)

(1) Percentages are based on the target amounts for the individual components described in the “Fiscal year 2025 Base Salaries,” “Fiscal year 2025 Annual Bonus Program” and “Fiscal year 2025 Long-Term Incentives” sections below.

EXECUTIVE COMPENSATION

Fiscal Year 2025 Executive Compensation Strategy

In fiscal year 2025, the Compensation Committee conducted a thorough review of the Company’s executive compensation philosophy and strategy. The key objectives of the Compensation Committee’s review were to:

•Drive attraction and retention of top talent in a more intense competitive landscape in our industry;

•Respond to shareholder feedback regarding the structure of our long-term incentive program;

•Forge a stronger linkage between executive pay programs and our long-term strategic objectives; and

•Align management on a consistent market competitive framework for executive compensation.

Fiscal Year 2025 Annual Bonus Program (ABP)

For fiscal year 2025, the Compensation Committee determined that all cash incentives for executives will be based on annual performance, establishing performance targets and payout ranges for each metric based on the current business environment, review of the competitive market, historical performance against targets and the Company’s desire for growth.

The Compensation Committee also determined that total FY25 ABP payouts will be subject to an upward or downward discretionary adjustment by the Compensation Committee based on its evaluation of each executive’s attainment of financial and non-financial performance objectives. All cash incentives for executive officers will be capped at 250% of their annual bonus target.

Fiscal Year 2025 Long-Term Incentives
The Committee granted fiscal year 2025 long-term incentive awards to executive officers in October 2024. To align executive incentives with long-term shareholder value creation and the Company’s strategic growth objectives, the Committee granted two types of long-term incentives to executive officers in fiscal year 2025:

•Restricted Stock Units which reinforce attraction, retention and long-term shareholder value creation; and

•Performance Restricted Stock Units which reinforce attraction, retention, long-term shareholder value creation and specifically focus on achieving strategic objectives. The vesting of the Performance Restricted Stock Units is based on the degree of attainment of three-year growth objectives.

The Committee does not grant long-term incentive awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on grant dates, vesting events, or sale events. During fiscal 2025, there were no long-term incentive awards granted to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that disclosed material nonpublic information.

EXECUTIVE COMPENSATION

Fiscal Year 2025 Base Salaries

In late July 2024, the Compensation Committee reviewed and approved our NEOs’ base salaries for fiscal year 2025, taking into consideration the median of base salaries for comparable executives among our peer group, individual performance in fiscal year 2024 and the Company’s overall annual fiscal year 2025 merit increase guidance applicable to all employees. The adjustments approved by the Compensation Committee became effective on August 1, 2024 for all NEOs.

Name	FY2024 Base Salary ($)	FY2025 Base Salary ($)	Percentage Change
John S. Mengucci	1,300,000	1,325,000	1.9%
Jeffrey D. MacLauchlan	685,000	721,853	5.3%
DeEtte Gray	685,568	712,990	4.0%
J. William Koegel, Jr.	588,000	605,640	3.0%
Tracy Weir	N/A(1)	388,267	N/A
(1) Ms. Weir was appointed President and CEO UK at the start of FY2025

    Salary adjustments reflected the Compensation Committee’s strategy to provide competitive increases of base salary consistent with overall movement of executive base salaries in our peer group.

Fiscal Year 2025 Annual Bonus Program

Target Annual Bonus

Our FY25 Annual Bonus Program is designed to motivate our executive officers to achieve pre-established annual performance objectives. In establishing annual bonus targets for fiscal year 2025, the Compensation Committee reviewed our NEOs’ target total cash compensation, relative to the median of our peers, and made certain adjustments to more closely align our NEOs’ total target cash compensation to the Company’s peer group. The table below shows the fiscal year 2025 NEO target annual bonus levels that were approved by the Compensation Committee in late fiscal year 2024:

Name	FY2024 Target Annual Bonus ($)	FY2025 Target Annual Bonus ($)	FY2025 Percentage of Base Salary	Percentage Change
John S. Mengucci	1,950,000	1,987,500	150%	1.9%
Jeffrey D. MacLauchlan	685,000	721,853	100%	5.4%
DeEtte Gray	856,960	891,238	125%	4.0%
J. William Koegel, Jr.	529,200	545,076	90%	3.0%
Tracy Weir	N/A(1)	265,000	68%	N/A
(1) Ms. Weir was appointed President and CEO UK at the start of FY2025

Design

The fiscal year 2025 annual bonus program was based on full year performance for the Named Executive Officers. At the beginning of fiscal year 2025, the Compensation Committee established the performance metrics applicable to the annual bonus program. The performance metrics were selected to incent the Company’s growth and support the interests of the Company’s shareholders and were applied to each executive based on their responsibilities. To

EXECUTIVE COMPENSATION

provide a balance between current year organic growth and long-term acquisitions, the Committee evaluates whether to include acquired companies in the performance metrics after the completion of corporate acquisitions. In fiscal year 2025, the Committee included the impact of the Company’s acquisition of Azure Summit Technologies, Inc. in the performance metrics under the FY25 Annual Bonus Program. This resulted in higher CACI and U.S. Operations targets for the performance metrics as detailed further below.

The Compensation Committee approved the following performance metrics for Messrs. Mengucci, MacLauchlan and Koegel:

Performance Metric	Purpose
CACI EBITDA	Indicator of performance that is controlled by the Company and used as the primary incentive metric to ensure our executives’ focus on overall profitability.
CACI Revenue	Measure of the Company’s growth which requires the maintenance and expansion of current business and the capture of new business.

In addition, the Compensation Committee approved metrics for the Company’s U.S. and U.K. operations, which were applicable to Ms. Gray and Ms. Weir, among others:

Performance Metric	Purpose
U.S. Operations EBIT Margin Percentage	Indicator of the performance of the Company’s United States-based operations and used as a primary incentive metric to ensure our executives’ focus on overall profitability and the quality of revenue.
U.S. Operations EBIT Dollars	Indicator of the performance of the Company’s United States-based operations, which requires a minimum amount of profitability to obtain a payment from the Company’s Annual Bonus Program.
U.S. Operations Revenue	Measure of the Company’s United States-based operations, which requires the maintenance and expansion of current business and the capture of new business.
U.S. Operations Collections	Measure of the cash collections Company’s United States-based operations, which requires timely and accurate invoicing and timely receipt of payments from the Company’s customers
UK Net Income	Indicator of the performance of the Company’s United Kingdom-based operations and used as the primary incentive metric to ensure our executives’ focus on overall profitability

The following is a summary of the performance metrics applicable to each NEO for the components of the annual bonus program.

	Annual
	Metrics	Weight
Messrs. Mengucci, MacLauchlan and Koegel	CACI EBITDA	50%
	CACI Revenue	50%
Ms. Gray	U.S. Operations EBIT Dollars	N/A(1)
	U.S. Operations EBIT Margin Percentage	40%
	U.S. Operations Revenue	30%
	U.S. Operations Collections	30%
Ms. Weir	UK Net Income	100%
(1) Minimum performance required to qualify for a payment in the Annual Bonus Program

EXECUTIVE COMPENSATION

After determining the appropriate performance metrics and weights applicable to the annual bonus program, the Compensation Committee established the target performance levels for the Company performance metric at the beginning of the fiscal year. The performance targets for each metric were established based on the then current business environment, review of the competitive market, historical performance against targets and the Company’s desire for growth. The performance metrics, targets and results used to evaluate fiscal year 2025 performance included all acquisitions which occurred in fiscal year 2024. In addition, the targets were increased during the year to include the impact of the Company’s acquisition of Azure Summit Technology, which closed in October 2024. The President and Chief Executive Officer was responsible for establishing performance metrics for non-Executive Officers which flow from the Company metrics established by the Committee.

Once performance targets were established for each Company performance metric, the Compensation Committee determined appropriate lower, or “Cut,” threshold levels for each metric and upper, or “Stretch,” threshold levels. For performance below Cut levels, no bonus was awarded. For performance between Cut and Target levels, and between Target and Stretch levels, bonus payouts were prorated on a straight-line basis. No additional incentives are awarded for performance above Stretch levels. Total payment for the annual bonus program is capped at 250% of the target payout for each NEO.

The ranges between Cut, Target and Stretch thresholds were based upon multiple factors assessed by the Compensation Committee, including historical ranges and historical performance against Cut, Target and Stretch thresholds. For fiscal year 2025, the Committee set the Cut thresholds at 90% of Target for Revenue, Collections, EBITDA and UK Net Income metrics and at 93% of Target for EBIT Margin Percentage. Stretch thresholds were set at 120% of Target for Revenue, Collections, and UK Net Income metrics, 110% of Target for EBITDA and at 107% of Target for EBIT Margin Percentage. The variation in percentages was intended was to provide additional incentive to achieve profitability and margin goals.

In addition, the Committee established an Individual Modifier, where bonus can be adjusted up or down 25% based on assessment of financial and/or non-financial performance (e.g., ESG, strategic milestones, employee engagement, or other factors which aren’t immediately reflected in financial results).

Fiscal Year 2025 Performance

Performance relative to each metric used in calculating our NEOs’ annual bonus payout is delineated below for fiscal year 2025.

Annual Metrics	Target	Actual(1)	Result
CACI EBITDA ($M)	941.85	966.85	Between Target and Stretch
CACI Revenue ($M)	8,398	8,627	Between Target and Stretch
U.S. Operations EBIT Dollars ($M)	878.7	909.1	Met minimum requirement for annual bonus payment
U.S. Operations EBIT Margin Percentage	10.64%	10.9%	Between Target and Stretch
U.S. Operations Revenue ($M)	8,257	8,341	Between Target and Stretch
U.S. Operations Collections ($M)	8,257	8,294	Between Target and Stretch
UK Net Income (£M)	30.2	30.3	Between Target and Stretch

EXECUTIVE COMPENSATION

In consideration of the performance outlined above, the table below provides a summary of the annual bonus actually earned by our NEOs.

Name	FY2025 Total Target Annual Bonus ($)	FY2025 Total Earned Annual Bonus(1) ($)	Payout as a Percentage of Target
John S. Mengucci	1,987,500	2,634,431	132.6%
Jeffrey D. MacLauchlan	721,853	956,816	132.6%
DeEtte Gray	891,238	1,143,985	128.4%
J. William Koegel, Jr.	545,076	656,817	120.5%
Tracy Weir	265,000	269,280	101.6%
(1)Mr. Mengucci and Ms. Gray’s Individual Modifiers were raised to 110% in recognition of their work in positioning the company to be only minimally affected by cuts to federal contracting brought about by the Department of Government Efficiency (DOGE) and other governmental entities as well as the efforts to strategically plan for and execute our FY25 acquisitions; the payouts as a percentage of target without the modifiers would have been 120.5% and 116.7%, respectively. Mr. MacLauchlan’s Individual Modifier was raised to 110% by the Compensation Committee in recognition of his work on acquisitions and overall financial management of the company; the payout as a percentage of target without the modifier would have been 120.5%.

Fiscal Year 2025 Long-Term Incentives

The Compensation Committee used market data provided by its compensation consultant to set the target value of equity for the NEOs. Based on this review, the Compensation Committee made certain adjustments to align our NEOs with the peer group.

Name	FY2024 Target Equity Value ($)	FY2025 Target Equity Value ($)	Percentage Change
John S. Mengucci	10,500,000	12,000,000	14%
Jeffrey D. MacLauchlan	2,000,000	2,000,000	0%
DeEtte Gray	2,000,000	2,000,000	0%
J. William Koegel, Jr.	1,000,000	1,000,000	0%
Tracy Weir	N/A(1)	265,000	N/A
(1) Ms. Weir was appointed President and CEO UK at the start of FY2025

All NEOs received their fiscal year 2025 target equity value 50% in the form of RSUs and 50% in the form of PRSUs. The RSUs vest ratably over three years. The PRSUs vest at the end of three years based on the attainment of a three-year target cumulative Free Cash Flow growth objective. No shares will vest for performance below the threshold performance level (90% of the three-year target cumulative Free Cash Flow). For performance between Cut and Target levels, and between Target and Stretch levels (110% of the three-year target cumulative Free Cash Flow), the number of shares which shall vest will be prorated on a straight-line basis up to 200% of the target PRSUs.

Mr. Probert Fiscal Year 2025 Compensation

Mr. Probert served as the Company’s President, National Security and Innovative Solutions until July 30, 2024. For fiscal year 2025, Mr. Probert’s received no increase in compensation from fiscal year 2024. Due to the timing of his departure, Mr. Probert did not receive an annual bonus for fiscal year 2025 and no equity incentives were granted to him during fiscal year 2025. In connection with his termination, Mr. Probert received compensation in accordance with a

EXECUTIVE COMPENSATION

separation without cause not in connection with a change in control. Mr. Probert’s severance compensation was in accordance with CACI’s severance policies and the terms of his outstanding RSUs and PRSUs.

Other Compensation Policies and Practices

Benefits and Executive Perquisites

All NEOs are entitled to receive a Company-provided automobile or an allowance to obtain an automobile. All automobile benefits are fully taxable as ordinary income; no tax gross-up is provided.

All NEOs are also eligible for annual financial planning services. The value of these services is also fully taxable as ordinary income; no tax gross-up is provided.

In addition, we provide a $25,000 discretionary benefit allowance per calendar year to the President and Chief Executive Officer. This allowance can be used for business or personal expenses. All personal benefit received from this allowance is fully taxable as ordinary income; no tax gross-up is provided.

Executives are also permitted to participate in the Company’s other employee benefit plans on substantially the same terms as other employees. For example, the Company makes matching contributions to our 401(k) plan based on employee contributions, and executives receive the same benefit.

After conclusion of an independent third-party security study, the Board determined that it was appropriate to provide Mr. Mengucci with a personal security driver and vehicle for business travel and certain non-business travel. We do not consider the provision of this transportation to be compensation since the need for security arises from the nature of Mr. Mengucci’s employment and the provision of such security is provided to mitigate risks to our business. Given the nature of our business, we believe security is necessary and generally provided to other executives within our industry. We report the aggregate incremental costs of these security arrangements as perquisites under the “All Other Compensation” column of the Summary Compensation Table in accordance with SEC requirements and report them as taxable compensation to Mr. Mengucci if they are not excludable from income as working condition fringe benefits under Section 132 of the Internal Revenue Code. We regularly review the nature of security threats and associated vulnerabilities with law enforcement and security specialists and will continue to adapt our security program as appropriate.

All amounts related to perquisites for NEOs are disclosed in column (i) of the Summary Compensation Table, along with details on their valuations.

Severance and Change in Control Benefits

The Company currently maintains severance agreements with Messrs. Mengucci, MacLauchlan, and Koegel. Ms. Gray fell under the Company’s general policy for executives during fiscal year 2025, which provided for six months’ salary upon involuntary separation without cause. Ms. Weir falls under the general policy for U.K. employees which provides for three months’ salary upon separation either with, or without cause. The purpose of the agreements is to provide those executives with a degree of security and to mitigate concerns that they might have regarding their continued employment prior to or following a change in control, thereby allowing the executive to focus their undivided attention to serving the interests of the Company and our shareholders. The Company believes that appropriate severance arrangements are necessary to attract and retain these key executives and are an important part of a competitive overall compensation program for the NEOs.

In the event of a change in control, severance benefits in the agreements are generally payable only upon a “double trigger,” meaning that severance benefits are triggered when an eligible executive is involuntarily terminated without cause by the Company or resigns for “good reason” within one year following a change in control. This “double trigger” provision was implemented to be consistent with good market practices. We believe this program encourages

EXECUTIVE COMPENSATION

retention in the face of an actual or potential change in control and aligns executive and shareholder interests. Furthermore, the program allows top executives to review corporate transactions that are in the best interests of our shareholders without concern over whether the transactions may adversely impact the executive’s employment.

All equity awards granted since 2010 have provided for “double trigger” vesting acceleration in the event of a change in control, under which vesting accelerates only upon a change in control and involuntary termination without cause or resignation for good reason within one year after the change of control.

For equity awards granted in fiscal year 2022 and thereafter, executives who retire no earlier than one year after the grant date, on or after the date on which they have attained age 55 or older, and the sum of their age and consecutive years of service with the Company totals 65 or more, shall continue to vest as if they had remained actively employed.

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section of this proxy statement.

Retirement Plans

The Company offers a non-qualified deferred compensation plan to encourage employees to save for their retirement. Eligible employees, which include all NEOs, may elect to contribute up to 50% of their U.S. base salary and 100% of their U.S. bonuses and commissions to this plan on a pre-tax basis. The Company contributes 5% of all income over the compensation limit in section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “IRC”) to participants, subject to plan vesting conditions, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects. No discretionary contributions were made in fiscal year 2025 to any of the NEOs.

The Company entered into a supplemental executive retirement plan (“SERP”) with Mr. Mengucci that provides certain benefits to offset the forfeiture of potential benefits from his previous employment. Mr. Mengucci is the only active employee with a SERP. The SERP provides for annual, lifetime payments of $270,000 upon the voluntary or involuntary termination of Mr. Mengucci’s employment, unless such termination is for cause (as defined in Mr. Mengucci’s employment agreement) which would result in the forfeiture of all benefits under the SERP. Upon his death, a surviving spouse will receive annual, lifetime payments of $135,000. In the event of a Change of Control, Mr. Mengucci and a spouse will receive the full benefits payable under the SERP unless Mr. Mengucci is terminated for cause or voluntarily terminates his employment other than for good reason. The Company provides no other executive a SERP and does not currently anticipate doing so in the future.

Management Stock Purchase Plan

The Company offers a Management Stock Purchase Plan (“MSPP”) to promote the long-term growth and profitability of the Company by providing executives with incentives to improve shareholder value and to contribute to the growth and financial success of the Company. The MSPP also helps executives to meet their mandated stock ownership requirements. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

The MSPP provides for equity ownership in the Company by senior officers by allowing the voluntary deferral of up to 100% of their annual incentive plan compensation into RSUs. All deferred shares are bought at a discount of up to 15%, as determined annually by the Compensation Committee, of fair market value. The Company may grant matching awards in an amount not to exceed 25% of the participant’s deferrals and subject to such vesting or other restrictions or conditions as the Compensation Committee determines.

The amount of the discount to fair market value and matching grant is determined by the Compensation Committee no later than December 31st of the fiscal year in which the bonus is earned. During fiscal year 2025, the Compensation Committee approved a 15% discount with no matching.

There were no MSPP purchases for NEOs in fiscal year 2025.

EXECUTIVE COMPENSATION

Stock Ownership Requirements

The Compensation Committee maintains executive stock ownership requirements for senior officers to focus those executives on the long-term growth in value of the Company and to ensure they act as owners of the Company. The stock ownership requirements are based on a multiple of the executive’s salary as set forth below and the number of shares required to be held is determined annually based on the 90-day average stock price on July 1. The required multiple for each executive is reviewed annually by the Compensation Committee to ensure that it provides enough incentive to properly align the interests of senior management with those of our shareholders.

Until an executive meets the required number of shares, they are limited with respect to the number of shares they are allowed to sell, and are only allowed to sell one-half of the shares issued with respect to vested RSUs and PRSUs that remain after payment of taxes (standard practice is to sell a portion of shares that vest to cover the tax burden caused by the vesting); the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement.

Based on these requirements, the required multiple of each executive’s base salary as of July 1, 2025 is provided in the table below. The Compensation Committee believes these salary multiples are robust and above comparable peer levels.

Name	Multiple of Salary
John S. Mengucci	8x
Jeffrey D. MacLauchlan	7x
DeEtte Gray	5x
J. William Koegel, Jr.	5x
Tracy Weir	5x

Stockholdings are measured annually as of July 1st to determine compliance with the requirements, which are based upon the prior year’s level plus one-half of all vested restricted stock and/or restricted stock units after taxes are withheld since the prior July 1st. Only fully owned shares count in the measurement; unvested restricted stock, restricted stock units and performance restricted stock units do not count, nor do any other unvested and/or unexercised instruments.

To encourage compliance, once an executive reaches full compliance, they must maintain compliance or they will be required to participate in the MSPP with 100% of the annual portion of his or her annual incentive plan compensation being applied to acquire RSUs until such time that he or she meets the required holding level.

All NEOs were in compliance with their respective stock ownership requirements as of July 1, 2025.

The Company has not adopted a formal policy regarding the ability of employees or directors to purchase financial instruments or otherwise engage in transactions that hedge or offset any decrease in the value of the Company’s shares. The Company does require pre-approval of any transaction related to the Company’s securities by the Company’s executive officers and directors.

Insider Trading Policy

The Company has a Securities Trading Policy, which governs the purchase, sale and other dispositions of its securities by directors, officers and employees and affiliates of the Company, as well as their immediate family members and other persons living in their households. The Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to the Company.

EXECUTIVE COMPENSATION

The Securities Trading Policy prohibits covered persons from directly or indirectly purchasing or selling the Company's securities while in possession of material non-public information concerning the Company, except in the limited circumstances described in the policy. Additionally, the Company’s personnel are prohibited from engaging in hedging transactions with respect to the Company's securities of the Company. The Securities Trading Policy requires pre-approval of any transaction related to the Company’s securities by the Company’s executive officers and directors. A copy of our insider trading policy was filed as Exhibit 19.1 to our annual report on Form 10-K.

Compensation Clawback Policy

The Company maintains a formal “clawback” policy in accordance with Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual (Clawback Policy). The Clawback Policy provides for the recoupment of incentive-based compensation from covered executive officers in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws, without regard to any misconduct on the part of the executive and subject to certain limited exceptions. The Clawback Policy applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after October 20, 2023.

We also maintain a clawback policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act (SOX). The policy was adopted in fiscal year 2010 and covers incentive awards to “officers” (as defined in Section 16 of the Exchange Act). Under the policy, in the event of a restatement of previously reported financial results, the Compensation Committee may require reimbursement of the incremental portion of incentive awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results.

Impact of Regulatory Requirements

The Compensation Committee seeks regular updates on changes in regulations affecting compensation and how they impact executive compensation. The Compensation Committee considers applicable regulatory requirements when making compensation decisions and seeks to ensure that Company compensation plans continue to meet such requirements.

Risk Assessment

The Company performs an annual assessment of the Company’s overall compensation risk profile. The Compensation Committee also engages Mercer to review the risk assessment of the Company’s executive and non-executive compensation programs.

As a part of this risk assessment, the Company has made the following findings about CACI’s compensation programs:

•the Board and the Compensation Committee exercise close oversight over the performance measures utilized by the cash incentive plans and the long-term incentive plans, which in combination serve to balance short-term and long-term performance requirements and enhance shareholder value;

•the performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance the performance of the Company;

•the balance of total compensation is more heavily weighted to long-term incentives, and increasing Free Cash Flow and stock price over the long-term provides the maximum incentive value; and

•the Company has a rigorous system of internal controls designed to prevent any individual employee from creating adverse material risk in pursuit of short- or long-term compensation. For example, the Board must approve all capital outlays of $10 million or more, as well as all acquisitions and divestitures of $5 million or more.

Based on these analyses, the Compensation Committee believes that the Company’s compensation programs do not encourage excessive risk-taking.

EXECUTIVE COMPENSATION

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2025. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2025 be included in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission.
RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Lisa S. Disbrow
William L. Jews
Philip O. Nolan
Debora A. Plunkett
Stanton D. Sloane
Charles L. Szews

Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of the NEOs for the fiscal years 2025, 2024, and 2023. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid executive officers, including amounts deferred at an executive officer’s election.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
John S. Mengucci President and Chief Executive Officer	2025	1,324,399	12,000,385	2,634,431	175,432	610,481	16,745,127
	2024	1,279,167	10,500,017	2,837,250	2,260	437,982	15,056,675
	2023	1,045,833	6,700,105	1,874,250	640,203	264,410	10,524,800
Jeffrey D. MacLauchlan Executive Vice President, Chief Financial Officer and Treasurer	2025	718,782	2,000,233	956,816	—	88,690	3,764,521
	2024	682,083	2,000,048	996,675	—	48,720	3,727,527
	2023	583,333	2,450,314	648,183	—	15,768	3,697,598
DeEtte Gray President of U.S. Operations	2025	710,706	2,000,233	1,143,985	—	78,890	3,919,764
	2024	683,371	2,000,048	1,341,999	—	54,076	4,104,308
	2023	657,600	1,400,065	884,152	—	135,604	3,077,421
J. William Koegel, Jr. Executive Vice President, General Counsel and Secretary	2025	604,170	1,000,116	656,817	—	98,638	2,359,741
	2024	584,132	1,000,181	769,986	—	76,670	2,430,969
	2023	540,699	1,000,121	580,037	—	118,743	2,239,600
Tracy Weir, President and Chief Executive CACI Limited UK	2025	388,267	265,451	237,600	—	11,636	902,954

Todd Probert Former President, National Security & Innovative Solutions	2025	75,735	—	—	—	6,996,465	7,072,200
	2024	602,140	1,500,271	691,612	—	93,018	2,887,042
	2023	560,083	1,200,093	628,881	—	47,125	2,436,182
(1)Amounts reported in the Salary column represent actual base salary earned in fiscal years 2025, 2024, or 2023.

(2)The amounts reported in the Stock Awards column represent the aggregate grant date fair value of each performance-restricted stock unit or restricted stock unit granted during such year, as computed in accordance with ASC 718. See Note 15 of the Company’s audited financial statements for the fiscal year ended June 30, 2025, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 6, 2025. The PRSUs granted are based on the following performance conditions:

(a) half of the fiscal year 2023 grants are PRSUs based on the Company’s earnings performance during the three-year period ending June 30, 2025, if we achieve maximum performance conditions for this grant, then two times the number of PRSUs granted will vest;

(b) half of the fiscal year 2024 grants are PRSUs based on the Company’s earnings performance during the three-year period ending June 30, 2026, if we achieve maximum performance conditions for this grant, then two times the number of PRSUs granted will vest;

(c) half of the fiscal year 2025 grants are PRSUs based on the Company’s free cash flow performance during the three-year period ending June 30, 2027, if we achieve maximum performance conditions for this grant, then two times the number of PRSUs granted will vest.

(3)Amounts reported in the Non-Equity Incentive Plan Compensation column represent performance-based incentive compensation earned in fiscal years 2025,2024, and 2023. For Ms. Weir, Non-Equity Incentive Plan Compensation was voluntarily reduced to align with performance measures applicable to non-executive officers employed in the U.K.

COMPENSATION TABLES
(4)Represents the aggregate change in the actuarial present value of Mr. Mengucci’s accumulated benefit under his Supplemental Executive Retirement Plan. For more information, see “Compensation Discussion and Analysis – Retirement Plans.”
(5)The table below describes the elements included in All Other Compensation for fiscal year 2025:

Name	Non-Qualified Deferred Compensation Contribution(a) ($)	Vacation Sold Back to Company(b) ($)	Long-Term Care Premiums(c) ($)	401(k) Match(d) ($)	Perquisites(e) ($)	Other(f) ($)
Mr. Mengucci	190,456	119,970	11,697	9,542	278,816
Mr. MacLauchlan	—	14,264	—	10,688	63,738
Ms. Gray	—	26,700	—	11,015	27,126
Mr. Koegel	50,980	10,952	—	5,297	31,409
Ms. Weir	—	—	—	—		11,636
Mr. Probert	—	53,305	—	84	—	6,943,076
(a)Represents the Company’s contribution, net of forfeitures of 5% on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually.
(b)Represents cash-out of vacation accrual balance.
(c)Represents premiums paid by the Company for a long-term care insurance policy.
(d)50% Company match of the first 8% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match).
(e)For Mr. Mengucci includes personal security driver of $208,342, perquisite allowance of $25,000, automobile expenses of $12,535, executive physical $3,500,tax and investment services of $20,824, and spousal airfare of $8,616. As discussed in “Benefits and Executive Perquisites” the Company provides the CEO with certain travel security protection due to the nature of our business and security threat information. The amounts reflected in the “All Other Compensation” column include expenses for certain travel security that we treat as perquisites under relevant SEC guidance, even though the need for such expenses arises from the risks associated with their positions with the Company. For fiscal year 2025, the values shown include personal use of a vehicle and driver used for security purposes for Mr. Mengucci. The aggregate incremental cost for personal security is calculated based on actual billings for services and fees charged directly to the Company by third party firms providing security personnel; these costs are inclusive of a monthly fixed fee for all services, and, as incurred, any additional fees based on daily rates and other expenses. No security personnel under this provision are employees of the Company. To calculate the aggregate incremental cost of Mr. Mengucci’s personal use of the personal security driver and vehicle, we allocated a portion of the actual cost paid to the third-party firms to personal use based on mileage driven for personal use, and actual security costs and fees incurred for any other personal usage of the security services. For any periods where data was not currently available, we based the personal usage allocation on the data currently in our possession.
For Mr. MacLauchlan includes automobile expenses of $30,278 and tax and investment services of $33,460.
For Ms. Gray includes automobile expenses of $5,094 and tax and investment services of $22,032.
For Mr. Koegel includes automobile expenses of $31,409
(f)For Ms. Weir, represents $11,636 received in lieu of payments under the United Kingdom Pension Plan.
For Mr. Probert, represents the value of RSUs and PRSUs that vested upon the termination of Mr. Probert’s employment in accordance with the terms of CACI’s RSU and PRSU agreements.
(6)For Ms. Weir’s compensation is paid in Pounds Sterling (GBP). The conversion to U.S. dollars is based on the average exchange rate in the month earned.

COMPENSATION TABLES
Grants of Plan-Based Awards for Fiscal Year 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold(3) (#)	Target (#)	Maximum (#)
Mr. Mengucci
Bonus	N/A	993,750	1,987,500	4,968,750	—	—	—	—	—
PRSUs	10/1/2024	—	—	—	5,934	11,867	23,734	—	6,000,193
RSUs	10/1/2024	—	—	—	—	—	—	11,867	6,000,193
Mr. MacLauchlan
Bonus	N/A	360,927	721,853	1,804,633	—	—	—	—	—
PRSUs	10/1/2024	—	—	—	989	1,978	3,956	—	1,000,116
RSUs	10/1/2024	—	—	—	—	—	—	1,978	1,000,116
Ms. Gray
Bonus	N/A	445,619	891,238	2,222,095	—	—	—	—	—
PRSUs	10/1/2024	—	—	—	989	1,978	3,956	—	1,000,116
RSUs	10/1/2024	—	—	—	—	—	—	1,978	1,000,116
Mr. Koegel
Bonus	N/A	272,538	545,076	1,362,690	—	—	—	—	—
PRSUs	10/1/2024	—	—	—	495	989	1,978	—	500,058
RSUs	10/1/2024	—	—	—	—	—	—	989	500,058
Ms. Weir
Bonus	N/A	125,000	250,000	625,000	—	—	—	—	—
PRSUs	10/1/2024	—	—	—	132	263	526	—	132,978
RSUs	10/1/2024	—	—	—	—	—	—	262	132,472
(1)These amounts represent potential payouts under the 2025 annual incentive plan.
(2)These amounts represent PRSU grants to NEOs in fiscal year 2025.
(3)The PRSUs require threshold performance of 90% of three-year target cumulative Free Cash Flow, at which 50% of PRSUs vest. If 110% of three-year target cumulative Free Cash Flow is attained, 200% of PRSUs will vest.
(4)Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2025, determined pursuant to ASC 718.

COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Mr. Mengucci	10/1/2022	4,278(4)	2,039,323	—	—
	10/1/2022	12,833(5)	6,117,491	—	—
	10/1/2023	11,149(8)	5,314,728	—	—
	10/1/2023	16,724(9)	7,972,331	—	—
	10/1/2024	—	—	11,867(10)	5,656,999
	10/1/2024	—	—	11,867(11)	5,656,999
Mr. MacLauchlan	10/1/2022	288(4)	137,290	—	—
	10/1/2022	862(5)	410,915	—
	11/1/2022	1,101(6)	524,847	—
	11/1/2022	3,302(7)	1,574,063	—	—
	10/1/2023	2,124(8)	1,012,511	—	—
	10/1/2023	3,186(9)	1,518,766
	10/1/2024	—	—	1,978(10)	942,913
	10/1/2024	—	—	1,978(11)	942,913
Ms. Gray	4/26/2022	10,636(2)	5,070,181	—	—
	10/1/2022	894(4)	426,170	—	—
	10/1/2022	2,682(5)	1,278,509	—	—
	10/1/2023	2,124(8)	1,012,511
	10/1/2023	3,186(9)	1,518,766
	10/1/2024	—	—	1,978(10)	942,913
	10/1/2024	—	—	1,978(11)	942,913
Mr. Koegel	10/1/2022	639(4)	304,611	—	—
	10/1/2022	1,916(5)	913,357	—	—
	10/1/2023	1,063(8)	506,732	—	—
	10/1/2023	1,593(9)	759,383	—	—
	10/1/2024	—	—	989(10)	471,456
	10/1/2024	—	—	989(11)	471,456
Ms. Weir	8/22/2022	268(3)	127,756	—	—
	10/1/2022	122(4)	58,157	—	—
	10/1/2022	364(5)	173,519	—	—
	10/1/2023	213(8)	101,537	—	—
	10/1/2023	319(9)	152,067	—	—
	10/1/2024	—	—	262(10)	124,895
	10/1/2024			262(11)	125,372
Mr. Probert	10/1/2022	2,299(4)	1,095,933	—	—
	10/1/2022	766(5)	365,152	—	—

(1)     Based on the $476.70 closing price of the Company's stock on June 30, 2025.
(2)    Stock awards granted on April 26, 2022, that had not vested as of June 30, 2025, vest as follows: 10,636 shares on April 26, 2026.

COMPENSATION TABLES
(3)    Stock awards granted on August 22, 2022, that had not vested as of June 30, 2025, vest as follows: 268 shares on August 22, 2025.
(4)    Stock awards granted on October 1, 2022, that vest in equal increments on October 1, 2023, October 1, 2024 and October 1, 2025.
(5)    Stock awards granted on granted October 1, 2022, that contain performance conditions whereby the number of units vesting depend upon the Company's cumulative EBITDA for the three fiscal years ending on June 30, 2025.
(6)    Stock awards granted on November 1, 2022, that vest in equal increments on November 1, 2023, November 1, 2024 and November 1, 2025
(7)    Stock awards granted on granted November 1, 2022, that contain performance conditions whereby the number of units vesting depend upon the Company's cumulative EBITDA for the three fiscal years ending on June 30, 2025.
(8)    Stock awards granted on October 1, 2023, that vest in equal increments on October 1, 2024, October 1, 2025 and October 1, 2026.
(9)    Stock awards granted on October 1, 2023, that contain performance conditions whereby the number of units vesting depend upon the Company's cumulative EBITDA for the three fiscal years ending on June 30, 2026.
(10)    Stock awards granted on October 1, 2024, that vest in equal increments on October 1, 2025, October 1, 2026 and October 1, 2027.
(11)    Stock awards granted on October 1, 2024, that contain performance conditions whereby the number of units vesting depend upon the Company's cumulative free cash flow for the three fiscal years ending on June 30, 2027.

Option Exercises and Stock Vested for Fiscal Year 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mr. Mengucci	37,058	18,737,266
Mr. MacLauchlan	3,724	1,899,882
Ms. Gray	8,836	4,467,658
Mr. Koegel	5,477	2,749,355
Ms. Weir	1,060	535,957
Mr. Probert(2)	12,985	6,943,076
(1)These amounts are equal to the closing price of our common stock on the NYSE on the applicable vesting date multiplied by the number of shares vested on that date.
(2)Represents RSUs and PRSUs that vested upon the termination of Mr. Probert’s employment in accordance with the terms of CACI’s RSU and PRSU agreements.

Pension Benefits

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Mr. Mengucci	Supplemental Executive Retirement Plan	>5	3,419,487	—
Mr. MacLauchlan	N/A	N/A	N/A	N/A
Ms. Gray	N/A	N/A	N/A	N/A
Mr. Koegel	N/A	N/A	N/A	N/A
Ms. Weir	N/A	N/A	N/A	N/A
Mr. Probert	N/A	N/A	N/A	N/A
(1)Mr. Mengucci is credited with more than five years of service under the plan. Mr. Mengucci’s actual years of service with the Company is greater than ten years.
(2)Mr. Mengucci’s SERP provides an annual payment of $95,000 each year until the later of his death and his spouse’s death if he terminates employment for a reason other than involuntarily for cause on or after age 60. It also provides an annual payment of $175,000 each year until Mr. Mengucci’s death. If Mr. Mengucci’s spouse survives him, she shall receive $47,500 and $87,500 respectively, per year beginning the year following his death and continuing until her death, in the event he terminates employment for a reason other than involuntarily for cause on or after age 60. In the event of a Change of Control, if Mr. Mengucci’s employment is involuntarily terminated for a reason other than for cause or if he voluntarily terminates employment for good reason, Mr. Mengucci and his spouse will receive the full benefits payable under the SERP. If Mr. Mengucci is terminated involuntarily for cause, all benefits of the SERP are forfeited. No payments shall be made to any person, trust or entity under this plan after the death of Mr. Mengucci and his spouse.

COMPENSATION TABLES
Non-Qualified Deferred Compensation for Fiscal Year 2025

Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(4) ($)
Mr. Mengucci	283,725	190,456	156,860	—	3,813,478
Mr. MacLauchlan	—	—	—	—	-
Ms. Gray	—	—	145,010	—	2,503,098
Mr. Koegel	206,123	50,980	66,314	—	1,579,768
Ms. Weir	—	—	—	—	1,256,351
Mr. Probert	103,742	—	5,396	34,194	184,088
(1)Executive contributions are included in the Salary and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.
(2)Company contributions are included in the All Other Compensation column of the Summary Compensation Table.
(3)There were no above-market or preferential earnings on deferred compensation in fiscal year 2025; accordingly, no portion of the amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.
(4)Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns (in the case of executive contributions) or in the All Other Compensation column (in the case of Company contributions). The amounts previously reported as executive and Company contributions were as follows: Mr. Mengucci, $1,598,402 and $1,408,494; (ii) Ms. Gray, $916,559 and $436,468; and (iii) Mr. Koegel, $624,758 and $215,738; and Mr. Probert, $166,630 and $43,836

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the ratio of the annual total compensation of our President and Chief Executive Officer (CEO) during fiscal year 2025 (Mr. Mengucci) to the annual total compensation of our median employee was computed to be 134 to 1 for fiscal year 2025, based on the methodology described below.

As of June 30, 2025, our total active employee population consisted of approximately 25,000 individuals, including our CEO. We compared the annual salary of all active employees, with the exception of Mr. Mengucci, as reflected in our human resources systems of record; as part of this process, we annualized compensation for any employees who were employed for less than the full fiscal year, but we did not annualize the compensation for employees in temporary or seasonal positions. This measure was consistently applied to all individuals in the measured employee population and yielded our “approximate median employee.”

For the approximate median employee, we then calculated their annual total compensation for fiscal year 2025 using the same methodology we used for purposes of determining the annual total compensation of our CEO in the Summary Compensation Table. This yielded compensation for the approximate median employee of $124,749.

The annual total compensation of Mr. Mengucci, as reported in the Summary Compensation Table above, was $16,745,127. The ratio of the annual total compensation of Mr. Mengucci to the compensation for the approximate median employee was then computed, yielding the final result of 134 to 1. We believe this is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We note that, in determining the employees from which the median employee is identified, SEC rules permit companies to use statistical sampling, reasonable estimates and other reasonable methods. As a result, the pay ratios reported by other companies may have been calculated using methodologies, exclusions and estimates that differ from the ones we used to calculate our pay ratio. Accordingly, our pay ratio may not be directly comparable to the pay ratios of other companies.

COMPENSATION TABLES

Pay Versus Performance

The following table provides five years of the Company’s compensation and performance history prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by our executive officers or how the Compensation Committee evaluates compensation decisions in light of company or individual performance. For information on how our Human Resources and Compensation Committee aligns pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 23.

The Summary Compensation Table on page 40 shows the salary, annual incentive, and accounting fair value of equity awards granted in the year shown (at the time the grant was made). The Compensation Actually Paid (CAP) table shows the value of the FY25 grant at year-end, plus the year-over-year change in the fair value of multiple years of historical equity grants. Because CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in the stock price, and therefore, may be higher or lower than the SCT compensation values.

Fiscal Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($M)	Revenue(5) ($M)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return(4) ($)
2025	16,745,127	20,775,755	2,222,648	2,486,831	219.80	220.29	499.8	8,627.8
2024	15,056,676	23,809,039	3,287,462	5,257,933	198.33	149.59	419.9	7,659.8
2023	10,524,801	15,532,126	2,674,283	4,222,816	157.16	124.23	384.7	6,702.5
2022	8,363,317	10,873,550	3,771,845	4,233,452	129.92	120.45	366.8	6,202.9
2021	12,085,890	14,891,639	3,279,918	3,879,914	117.63	133.19	457.4	6,044.1
(1)Mr. Mengucci is included as the Principal Executive Officer (PEO), CEO, for fiscal years 2025, 2024, 2023, 2022 and 2021.
(2)The dollar amounts reported in the "Compensation Actually Paid to PEO" and "Compensation Actually Paid to Non-PEO NEOs" reflect "Total Compensation" as set forth in the Summary Compensation Table for each year, adjusted as follows, and with calculations shown in the tables below. Equity values are determined in accordance with FASB ASC Topic 718. The fair values for outstanding and unvested equity awards made in fiscal years 2019, 2020, and 2021 were estimated using Monte Carlo simulation model factors as disclosed in the company’s Form 10-K for each fiscal year:
•minus the Annual Stock Award
•minus the Change in Pension Value
•plus the Pension Service Cost
•plus Equity Value, which is calculated as:
a.the fair value of outstanding and unvested equity awards at the end of each fiscal year
b.plus/(less) the change in fair value as of fiscal year-end for unvested awards
c.plus the fair value as of vesting for awards granted and vested during the year
d.plus/(less) the annual change in value as of vesting for prior year's awards
e.less prior year-end fair value for any equity awards forfeited during the year

Fiscal Year	Summary Compensation Table Total for PEO ($)	Annual Stock Award ($)	Change in Pension Value ($)	Pension Service Cost ($)	Equity Value ($)	Compensation Actually Paid ($)
PEO
2025	16,745,127	(12,000,385)	(175,432)	—	16,206,446	20,775,755
2024	15,056,676	(10,500,017)	(2,260)	—	19,254,641	23,809,039
2023	10,524,801	(6,700,105)	(640,202)	440,406	11,907,226	15,532,126
2022	8,363,317	(5,500,180)	(380,561)	1,093,724	7,297,250	10,873,550
2021	12,085,890	(5,744,061)	(1,043,727)	1,112,533	8,481,004	14,891,639
Average of Non-PEO NEOs
2025	2,222,648	(1,053,206)	—	—	1,317,389	2,486,831
2024	3,287,462	(1,625,137)	—	—	3,595,608	5,257,933
2023	2,674,283	(1,210,119)	—	—	2,758,652	4,222,816

COMPENSATION TABLES

2022	3,771,845	(2,525,230)	—	—	2,986,838	4,233,452
2021	3,279,918	(1,216,116)	—	—	1,816,112	3,879,914

The amounts deducted or added in calculating the Equity Values are included in the table below. In 2025, 2024, 2023, 2022 and 2021, the fair value of the grants awarded in the respective years increased at the end of the year due to the growth in stock price, which is a key driver of CAP year-over-year.

	Fair Value of Current Year Equity Awards at Fiscal Year End ($)	Change in Fair Value as of Fiscal Year End for Unvested Awards ($)	Fair Value of Awards at Vesting Granted During Year ($)	Change in Value of Awards as of Vesting of Prior Year Awards ($)	Value of Forfeited Awards ($)	Value of Dividends ($)	Total Equity Value Included in CAP ($)
PEO
2025	11,313,998	2,094,905	—	2,797,543	—	—	16,206,446
2024	14,386,558	5,063,956	—	(195,873)	—	—	19,254,641
2023	8,747,659	3,533,633	—	(374,066)	—	—	11,907,226
2022	5,845,808	1,159,531	—	291,912	—	—	7,297,250
2021	4,900,855	1,744,891	943,866	301,630	—	—	8,481,004
Average of Non-PEO NEOs
2025	992,966	372,066	—	559,872	(607,516)	—	1,317,389
2024	2,226,675	1,362,941	—	5,992	—	—	3,595,608
2023	1,884,675	857,722	—	(99,774)	—	—	2,658,877
2022	2,598,364	344,102	—	44,372	—	—	2,986,838
2021	1,241,618	588,851	—	(14,357)	—	—	1,816,112

(3)     Messrs. MacLauchlan, Probert, Koegel, Mmes. Gray, and Weir are included in the non-PEO NEO averages for 2025. Messrs. MacLauchlan, Probert, Koegel, and Ms. Gray are included in the non-PEO NEO averages for 2024. Messrs. MacLauchlan, Probert, Koegel, Mutryn and Ms. Gray are included in the non-PEO NEO averages for 2023. Messrs. Mutryn, Probert, Koegel and Ms. Gray are included in the non-PEO NEO averages for 2022. Dr. London, Messrs. Mutryn, Bradford and Koegel and Ms. Gray are included in the non-PEO NEO averages for 2021.
(4)    Peer Group is Dow Jones US Computer Services Index Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company's share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company's share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is July 1.
(5)    SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (that is not total shareholder return or net income) used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. We selected Revenue as this measure for 2025 as reflected in column (i) in the first table above. This performance measure may not have been the most important financial performance measure for years 2024, 2023, 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

COMPENSATION TABLES
Relationship Between Pay and Performance

The following chart illustrates the relationship between TSR and CAP to our PEO and the average CAP to our other NEOs over the five-year period from 2021 through 2025:

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Cumulative TSR
(value of initial $100 investment)
$250
$200
$150
$100
$50
$0
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
CACI
Peer Group

The following chart illustrates the relationship between CACI Revenue and CAP to our PEO and the average CAP to our other NEOs over the five-year period from 2021 through 2025:

Compensation Actually Paid vs Revenue
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Compensation Actually Paid
Revenue (millions)
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
Revenue

COMPENSATION TABLES

The following chart illustrates the relationship between CACI Net Income and CAP to our PEO and the average CAP to our other NEOs over the five-year period from 2021 through 2025:

Compensation Actually Paid vs Net Income
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$625
$500
$375
$250
$125
$0
Net Income (millions)
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
Net Income

Most Important Performance Measures
The table below provides the five most important measures used by the Company to link CAP to our PEO and Non-PEO NEOs in 2025. The measures in this table are not ranked:

CACI Revenue	U.S. Operations Revenue	U.S. Operations Collections
CACI EBITDA	U.S. Operations EBIT Margin	3-Year Cumulative Free Cash Flow[1]
(1) Cumulative three-year performance metric for PRSUs granted in FY2025.

Severance Agreements
Messrs. Mengucci, MacLauchlan, and Koegel have severance agreements with terms of one year with automatic one-year extensions thereafter, unless the Company provides written notice of the Company’s intent to amend the Company’s severance policy with respect to its senior executives and to apply the amended policy to them. In the event the Company provides such notice to them, agreements expire by their terms at the end of the full-term year that begins on the next July 1st following the date such notice is received by the executive officer.

Per the terms of the agreements, employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board.

In the event of a termination by the Company for disability, the Company is generally required to provide 30 days’ notice and pay any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs.

In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary, prorated cash incentive compensation payments otherwise payable under the executive’s incentive

COMPENSATION TABLES
compensation plan for the fiscal year of termination, and continued participation in the Company’s health care plan for a defined period of time. Further, for unvested stock grants made prior to fiscal year 2022, the terms of the grant agreements entitle the recipient to receive a prorated portion of the unvested stock based upon the number of full months of service divided by the total vesting timeframe. When the executive’s resignation is not associated with a change in control, “good reason” is defined as (i) a material reduction in the executive’s total compensation and benefit opportunity (other than a reduction made by the Board, acting in good faith, based upon the performance of the executive, or to align the compensation and benefits of the executive with that of comparable executives, based on market data); or (ii) a substantial adverse alteration in the conditions of the executive’s employment. For unvested stock grants made in fiscal year 2022 and thereafter, the terms of the grant agreements entitle the recipient to receive continued vesting of the unvested stock upon termination without cause no earlier than one year following the grant date, subject to the executive’s continued compliance with noncompetition and nonsolicitation covenants.

In the event of a termination without cause or resignation for “good reason” within one year of the effective date (or within six months prior to the effective date for Messrs. Mengucci and MacLauchlan) of a change in control, the agreements provide that the Company will pay similar termination payments as in the preceding paragraph but require the executive’s base salary to be paid for a higher number of specified months and a specified payment based on the average incentive compensation earned by the executive for the five fiscal years immediately preceding the termination. Further, the terms of the grant agreements entitle the recipient to receive their unvested stock. In the event of a change in control, “good reason” is defined as (i) a substantial adverse alteration in the nature or status of the executive’s position or responsibilities from those in effect on the day before the change in control date; or (ii) a change in the geographic location of the executive’s job more than 50 miles from the place at which such job was based on the day before the change in control date.

The table below delineates the benefits upon separation for Messrs. Mengucci, MacLauchlan, and Koegel under the scenarios as described above:

	Mengucci	MacLauchlan	Koegel
Salary Multiple: Termination for Good Reason or Involuntary Termination Without Cause	2x	1x	1x
Salary Multiple: Upon Change in Control and Termination for Good Reason or Involuntary Termination Without Cause	2x	2x	2x
Bonus Multiple: Upon Change in Control and Termination for Good Reason or Involuntary Termination Without Cause (average annual payment for last five years)	2x	1.5x	1x

The agreements also restrict each executive officer’s rights to compete with the Company or to offer employment to Company employees following termination.

In the event of a termination of employment, Ms. Gray will receive severance in accordance with the Company’s policies, which provides for six months’ salary upon involuntary separation without cause. Ms. Weir falls under the standard for U.K. employees wherein she would receive three months’ severance in either case with or without cause.

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section below.

Potential Payments on Termination or Change in Control

The table below reflects the amount of compensation payable to each NEO upon termination of employment under various termination scenarios. The tables show the amount of compensation payable to each NEO upon voluntary termination (other than for “good reason”) or retirement not in connection with a change in control, upon termination by the Company without cause or by the NEO for “good reason” other than in connection with a change in control, and upon termination by the Company without cause or by the NEO for “good reason” following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of June 30, 2025, and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

COMPENSATION TABLES

Name	Total Cash Severance(1) ($)	Value of Continuation of Benefits(2) ($)	Value of Employee Non-qualified Retirement Contributions(3) ($)	Value of Company Non-qualified Retirement Contributions(4) ($)	Value of Supplemental Retirement Benefits(5) ($)	Value of Unvested Equity Awards(6) ($)	Value of 280G Excise Tax Partial Protection ($)	Total ($)
Separation Payment in event of Termination without “Good Reason” or Retirement not in connection with a Change in Control
Mr. Mengucci	—	—	2,282,995	1,528,210	3,419,487	21,443,873	N/A	28,674,565
Mr. MacLauchlan	—	—	—	—	—	5,178,392	N/A	5,178,392
Ms. Gray	—	—	1,957,144	539,934	—	9,306,137	N/A	11,803,215
Mr. Koegel	—	—	1,132,459	451,175	—	2,484,084	N/A	4,067,718
Ms. Weir	97,067	—	—	—	—	606,362	N/A	703,429
Separation Payment in event of Termination for “Good Reason” or Without Cause by Company not in connection with a Change in Control
Mr. Mengucci	7,610,973	17,434	2,282,995	1,528,210	3,419,487	21,443,873	N/A	36,302,971
Mr. MacLauchlan	2,022,690	19,411	—	—	—	5,178,392	N/A	7,220,493
Ms. Gray	356,495	—	1,957,144	539,934	—	9,306,137	N/A	12,159,711
Mr. Koegel	1,232,564	27,225	1,132,459	451,175	—	2,484,084	N/A	5,327,507
Ms. Weir	97,067	—	—	—	—	606,362	N/A	703,429
Separation Payment in event of Termination for “Good Reason” or Without Cause by Company following a Change in Control(7)(8)
Mr. Mengucci	14,197,051	17,434	2,282,995	1,528,210	3,419,487	32,757,871	N/A	54,203,047
Mr. MacLauchlan	3,741,218	19,411	—	—	—	7,064,217	N/A	10,824,846
Ms. Gray	356,495	—	1,957,144	539,934	—	11,191,963	N/A	14,045,536
Mr. Koegel	2,608,190	27,225	1,132,459	451,175	—	3,426,996	N/A	7,646,046
Ms. Weir	97,067	—	—	—	—	863,304	N/A	960,371

(1)For the Separation Payment following a Change in Control, includes incentive plan amounts earned but not yet paid for fiscal year 2025 for all NEOs.
(2)Assumes that Messrs. Mengucci, MacLauchlan, and Koegel are entitled to receive continuation of health benefits following the date of separation for reasons other than voluntary termination or retirement. For Messrs. Mengucci, MacLauchlan, and Koegel, the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.
(3)Represents the value of monies deferred into the non-qualified retirement plan during employment, plus investment gains and losses, that would be payable upon termination.
(4)Represents the value of all Company contributions paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination. In the event of termination for “Good Reason” or without cause within one year after the effective date of a Change in Control, all unvested Company contributions would vest.
(5)Represents the present value of benefits accrued by Mr. Mengucci through June 30, 2025 under his SERP. The accrued benefit would be paid over his expected remaining lifespan.
(6)Based on the number of RSUs that would vest and the terms of RSU grants as described in the “Severance and Change in Control Benefits” section, multiplied by the closing price per share of the Company’s common stock as of June 30, 2025. For the performance based grants made in 2022, 2023, and 2024, the number of RSUs for which the measurement periods were not complete would be paid at target upon a change in control.
(7)Assumes that termination of employment occurred for "good reason" within six (6) months before or twenty-four (24) months after a Change in Control
(8)For Messrs. Mengucci, MacLauchlan, and Koegel, assumes that the executive officer resigned for “good reason” or was terminated without cause within one year after a change in control. Ms. Gray would be entitled to the cash severance only upon termination without cause by the Company. Ms. Weir falls under the standard for U.K. employees wherein she would receive three months' severance in either case, with, or without cause.

DIRECTOR COMPENSATION

Summary

The Compensation Committee evaluates the compensation and form of compensation for non-employee directors annually. As a part of this process, the Compensation Committee reviews general market data for director compensation as well as director compensation data from the Company’s peer group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. The Compensation Committee also considers input from its third-party compensation consultant retained by the Compensation Committee, regarding market practices for director compensation. The Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. As a result, non-employee director compensation generally approximates the market median and is periodically adjusted to maintain alignment with market practices. The Compensation Committee intends to continue to conduct director compensation reviews annually.

During fiscal year 2025, each non-employee director received an annual equity retainer and cash retainer based on their chair and committee appointments as outlined in the table below. In addition to the annual retainers, each non-employee director received a fee of $2,000 for in-person special board meetings, $500 for telephonic special board meetings and $500 for telephonic special committee meetings:

Equity Compensation	Annual Retainer
Board(1)	$175,000
Chair of the Board(2)	$255,000

Cash Compensation (Chairs)*	Annual Retainer
Chair of the Board	$220,000
Audit and Risk	$25,000
Human Resources and Compensation	$20,000
Corporate Governance and Nominating	$20,000
Special Programs	$20,000
Executive(3)	N/A
* In addition to amounts received as member.
Cash Compensation (Members)	Annual Retainer
Board	$105,000
Audit and Risk	$15,000
Human Resources and Compensation	$10,000
Corporate Governance and Nominating	$10,000
Special Programs	$10,000
Executive(3)	N/A
(1)Equity grants are made in the form of RSUs expressed as a dollar value, in an amount established from time to time by the Compensation Committee. Such RSU awards are made on the date of the Annual Meeting of Shareholders at which time such election occurs, based on the closing price per share of the Company’s common stock on that date. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent of their annual cash retainer, with such election to be made prior to the commencement of the effective calendar year. The number of RSUs is based on the fair market value of the stock on the date of issuance.
(2)The amount listed reflects the total annual retainer for the Chair of the Board. The Chair of the Board receives the annual retainer half in cash and half in stock.
(3)Members of the Executive Committee are compensated $1,500 on a per meeting basis.

DIRECTOR COMPENSATION

The annual retainer for the Chair of the Board is paid on a quarterly basis, half in cash and half in stock. The number of shares issued is based on the closing price per share of the Company’s stock on the first day of the fiscal quarter when such amounts are payable.

Mr. Mengucci received no separate compensation for his service as director, except that he was eligible to be reimbursed for incurred expenses associated with attending meetings of the Board and its committees, such as when meetings were conducted at offsite locations.

The following table summarizes the compensation information for each of our non-employee directors for fiscal year 2025.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Michael A. Daniels	155,193	366,093	—	521,286
Lisa S. Disbrow	132,500	175,311	—	307,811
Susan M. Gordon	151,500	175,311	—	326,811
William L. Jews	146,000	175,311	—	321,311
Ryan D. McCarthy	141,500	175,311	39,000	355,811
Scott C. Morrison	97,500	175,311	—	272,811
Philip O. Nolan	141,500	175,311	—	316,811
Debora A. Plunkett	148,500	175,311	—	323,811
Stanton D. Sloane	126,500	175,311	—	301,811
Charles L. Szews	93,750	175,311	—	269,061
(1)    The amounts represent the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock in fiscal year 2025 under the terms of the Company's 2016 Stock Incentive Plan. The grant date fair value per share is the closing price for the Company's stock on the October 17, 2024, grant date ($529.64). For fiscal year 2025, the Company awarded 482 RSUs to Chairman Daniels with a grant date fair value of $255,286. Chairman Daniels also received half of his cash retainer in the form of unrestricted shares and was awarded 60 shares on August 1, 2024 ($463.91); 52 shares on October 17, 2024; ($529.64); 61 shares on January 16, 2025 ($454.28) and 66 shares on April 17, 2025 ($420.00) each with a grant date fair value of approximately $27,500. Directors Disbrow, Gordon, Jews, McCarthy, Morrison, Nolan, Plunkett, Sloane and Szews each received 331 shares with a grant date fair value of $175,311. The outstanding number of RSUs awarded to each director as of June 30, 2025 was as follows: Chairman Daniels 242; Director Disbrow 166; Director Gordon 166; Director Jews 166; Director McCarthy 166; Director Morrison 166; Director Nolan 166; Director Plunkett 166; Director Sloane 166; Director Szews 166.
(2)    Mr. McCarthy received $39,000 in consulting fees from the Company during fiscal year 2025. The consulting agreement with Mr. McCarthy was terminated by mutual agreement during fiscal year 2025 and Mr. McCarthy no longer serves as a consultant to the Company.

Director Stock Ownership Guidelines

The Committee has also adopted stock ownership requirements for non-employee directors to better align their interests with those of shareholders. The requirement is based on five times the value of their base Annual Retainer , converted annually on December 1st to a whole number of shares based on the 90-day average price of CACI stock. Until the Director holds the required number of shares, the director is limited with respect to the number of share the director is allowed to sell, and is only allowed to sell one-half of the shares issued with respect to vested RSUs for the purpose of covering the tax burden caused by the vesting; the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement. Only fully owned shares count in the measurement; unvested restricted stock units do not count, nor do any other unvested and/or unexercised instruments. The penalty for non-compliance is that the Director is required to participate in the DSPP, with 100 percent of the director’s earned

DIRECTOR COMPENSATION
Annual Retainer and committee fees being applied to the acquisition of CACI stock, until such time as the director meets the required holding level.

Stockholdings are measured annually as of December 1st to determine compliance with the stock ownership guidelines. For the compliance checkpoint on December 1, 2024, all non-employee directors were in compliance with their applicable holding requirements or interim holding requirements. The required ownership level will continue to be reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of the non-employee directors with those of the Company’s shareholders. All non-employee directors were in compliance with their respective stock ownership requirements as of the December 1, 2024 checkpoint.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides additional information as of June 30, 2025 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders(1)	318,773(2)	—(3)	1,433,732(4)
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	318,773	—	1,433,732
(1)The equity compensation plans approved by the stockholders of the Company are the 2016 Amended and Restated Incentive Compensation Plan (the 2016 Plan), the Director Stock Purchase Plan (DSPP), the Management Stock Purchase Plan (MSPP), and the Employee Stock Purchase Plan (ESPP). Under the terms of the 2016 Plan, the Company may issue, among other awards, non-qualified stock options, restricted stock, restricted stock units (RSUs) and stock-settled appreciation rights (SSARs). The DSPP allows Directors to elect to receive RSUs at the market price of the Company's common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees. The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs at 85 percent of the fair market price of the Company's common stock in lieu of up to 100 percent of their annual bonus compensation. The ESPP allows eligible full-time employees to purchase shares of the Company's common stock at 95 percent of the fair market value of share of common stock on the last day of the quarter.
(2)The number of securities to be issued upon exercise or vesting under stock purchase plans approved by shareholders as of June 30, 2025 is as follows: 2016 Plan, 316,942; the DSPP, 0; and the MSPP, 1,831.
(3)Represents the weighted average exercise price of the stock options and SSARs issued under the 2016 Plan that were outstanding as of June 30, 2025. As of June 30, 2025, all stock options and SSARs are fully vested and exercised. The weighted-average exercise price above does not include the weighted average market prices of shares underlying RSUs issued under the DSPP, MSPP, ESPP and the 2006 Plan.
(4)The remaining number of securities available for issuance under stock purchase plans approved by shareholders as of June 30, 2025 is as follows: 2016 Plan, 926,343; the DSPP, 69,767; the MSPP, 335,723; and the ESPP, 101,899.

AUDIT INFORMATION

AUDIT INFORMATION

Principal Accountant Fees and Services

The following is a summary of the fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended June 30, 2025 and June 30, 2024.

	2025 ($)	2024 ($)
Audit Fees(1)	3,447,000	3,077,428
Audit-Related Fees(2)	150,000	—
Tax Fees(3)	1,251,000	1,124,000
Other Fees(4)	9,000	9,000
Total Fees	4,857,000	4,210,428
(1)Audit Fees include fees paid for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings.
(2)Audit-Related Fees consist of fees paid for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements and due diligence.
(3)Tax Fees are fees paid for professional services rendered for tax compliance, tax advice, and tax planning.
(4)Other fees are fees for services other than the services reported in audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below. All such audit services were pre-approved by the Audit Committee.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular services or type of services to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by the chairman pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. The Pre-Approval Policy available on our website at investor.caci.com.

AUDIT INFORMATION
AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2025
In accordance with the Audit Committee Charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Audit Committee qualifies as “independent” in accordance with Rule 10A-3 of the Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has accomplished the following:
1.    It has reviewed and discussed the Company’s audited financial statements with management, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting;
2.    It has discussed with the independent auditors the quality of the financial statements, the clarity of the related disclosures, the effectiveness of internal control over financial reporting, and other items required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
3.    It has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee regarding independence, and has discussed with the independent auditors any matters affecting their independence; and
4.    Based on the review and discussions described in subparagraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for filing with the SEC.
RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

William L. Jews, Chair
Lisa S. Disbrow
Susan M. Gordon
Ryan D. McCarthy
Philip O. Nolan
Scott C. Morrison

MANAGEMENT PROPOSALS

Proposal 1    Election of Directors

In accordance with the Company’s By-laws and Guidelines, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following ten persons to serve as members of the Board until the next annual meeting of shareholders or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal:
Nominees

Lisa S. Disbrow	Scott C. Morrison
Susan M. Gordon	Philip O. Nolan
William L. Jews	Debora A. Plunkett
Ryan D. McCarthy	Stanton D. Sloane
John S. Mengucci(1)	Charles L. Szews
(1)    Under his employment agreement, if Mr. Mengucci no longer serves as Chief Executive Officer of the Company, terminates his employment for any reason or provides notice to the Company regarding such a termination, he shall resign from the Board.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the ten nominees listed above. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee.

You can find more information about the leadership skills and other experiences that caused the Corporate Governance and Nominating Committee and the Board to determine that these nominees should serve as directors under “Board of Directors” on page 6 of this proxy statement. Information about our nominating procedures and other corporate governance matters can be found under “Corporate Governance” on page 14 of this proxy statement.

Required Vote

A majority of the votes properly cast for a director nominee is sufficient to elect such director (meaning the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such director nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.

The election of directors is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on the election of directors without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

Our Board recommends a vote “FOR” the election to the Board of each of the above-mentioned nominees.

MANAGEMENT PROPOSALS
Proposal 2    Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, as described in this proxy statement. While this vote is advisory, it will provide information to our Compensation Committee regarding investor sentiment about our compensation principles and objectives. We urge you to read the Compensation Discussion and Analysis beginning on page 23, compensation tables and related narratives appearing in this proxy statement for more information regarding the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the philosophy and structure of our compensation program for our named executive officers as well as the overall compensation of those officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Our Board and our Compensation Committee value the opinions of our shareholders. At the 2024 Annual Meeting of Shareholders, our shareholders approved our fiscal year 2024 named executive officers’ compensation, as disclosed in the Compensation Discussion and Analysis and compensation tables, as well as the other narrative executive compensation disclosures contained in the definitive proxy statement for our 2024 Annual Meeting of Shareholders. Our shareholders approved the resolution on executive compensation with over 98% of the votes cast being cast in favor of our executive compensation. Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Required Vote

On this non-binding matter, a majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of this proposal.

A shareholder’s advisory vote on executive compensation is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on executive compensation without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

MANAGEMENT PROPOSALS
Proposal 3    Approval of CACI International Inc Incentive Compensation Plan

On July 31, 2025, the Board approved the CACI International Inc 2025 Incentive Compensation Plan (the “2025 Plan”) for the benefit of eligible employees, non-employee directors and other service providers of the Company and its subsidiaries. The Board believes that the 2025 Plan will benefit the Company and its shareholders by allowing the Company to achieve the objectives of maintaining a comprehensive equity compensation program: (i) to increase the stake of key employees and executives in the success of the Company; (ii) to align the interests of awardees under the 2025 Plan with the interests of the shareholders; (iii) to keep pace with the increase in number of Company employees due to both the Company’s internal growth and outside acquisition activities; and (iv) to aid the Company in its efforts to recruit and retain highly qualified individuals. The 2025 Plan authorizes the grant of (i) incentive stock options (which are options to purchase our common stock intended to qualify as incentive stock options as defined in Section 422 of the Code); (ii) options that do not so qualify, known as nonqualified stock options; (iii) SARs; (iv) restricted stock; (v) unrestricted stock; (vi) restricted stock units (“RSUs”); (vii) cash awards; and (viii) performance awards.

The adoption of the 2025 Plan is subject to the approval of our shareholders. If the 2025 Plan is approved by our shareholders, it will become effective on October 16, 2025 (the “Effective Date”), and no further awards will be granted under the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan (the “2016 Plan”) after the Effective Date.

Share Reserve Under the 2025 Plan

The maximum number of shares of common stock authorized for issuance under the 2025 Plan is (i) 200,000 shares, plus (ii) any shares that remain available for grant under the 2016 Plan as of the Effective Date, plus (iii) the number of shares subject to any award outstanding under the 2016 Plan as of the Effective Date that, after the Effective Date, are not issued because such award is settled in cash or is forfeited, canceled, terminates, expires or otherwise lapses without being exercised. The Board believes that this number of shares represents a reasonable amount of potential equity dilution and allows the Company to continue awarding long-term equity-based compensation.

Key Data

When approving the 2025 Plan, the Board considered the burn rate with respect to the equity awards granted by the Company, as well as our overhang. The Board believes that the adoption of the 2025 Plan will not result in an unacceptable level of dilution to the interests of public shareholders.

Historical Burn Rate. Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding shares. For fiscal 2025, 2024, and 2023, our value-adjusted burn rate was 0.50%, 0.87%, and 0.81%, respectively, resulting in an average value-adjusted burn rate of 0.72% over a three-year period. The rates were calculated using the following methodology, by dividing (i) the sum of the Black-Scholes value of all stock options granted and the value of all full value awards granted, by (ii) the value of the weighted average common stock outstanding. The Company continues to monitor our equity use relative to competitive market norms.

Dilution. Dilution is commonly measured by “overhang,” which generally refers to the amount of potential dilution to current shareholders that could result from the future issuance of the shares reserved under an equity compensation plan. Overhang is typically expressed as a percentage (equal to a fraction where the numerator is the sum of the number of shares reserved but not issued under equity compensation plans plus the number of shares subject to outstanding awards and the denominator is the sum of the numerator plus the total number of shares outstanding). Our overhang as of August 29, 2025 was 5.35% and if the 2025 Plan is approved, our overhang will increase to be approximately 6.15% (based on shares outstanding as of August 29, 2025).

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2016 Plan as of August 29, 2025 (and without giving effect to approval of the 2025 Plan). As of August 29, 2025, 21,994,062 shares of our common stock were outstanding and the closing price of our common stock was $479.72 per share.

MANAGEMENT PROPOSALS

Number of shares available for future grant under the 2016 Plan	926,343
Number of shares relating to outstanding stock options	—
Number of shares outstanding relating to outstanding RSUs and Performance RSUs, assuming target level of performance	315,376
Number of shares available for issuance under the DSPP, MSPP and ESPP (each as defined below)	498,544

Promotion of Good Corporate Governance Practices

The 2025 Plan has a number of special terms and limitations that are supportive of sound corporate governance practices, including:

•Prohibition on Repricing. The 2025 Plan expressly prohibits the repricing of stock options and SARs without stockholder approval.

•No Liberal Recycling. Shares tendered by a participant or withheld by the Company in payment of the purchase price of a stock option or to satisfy any tax withholding obligation with respect to any award under the 2025 Plan do not become available for issuance as future awards under the 2025 Plan.

•Minimum Vesting Requirements. Generally, awards under the 2025 Plan are subject to a one-year minimum vesting or minimum performance period requirement.

•No Dividends on Unvested Awards. Dividends or dividend equivalents payable in connection with an unvested award under the 2025 Plan will be subject to the same restrictions and risk of forfeiture as the underlying award.

•Term and Exercise Price Limits on Options & SARs. Options and SARs granted under the 2025 Plan are subject to a maximum term of 10 years and may not be granted at a discount to the fair market value of our common stock on the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions.

•No Automatic Single Trigger Acceleration. In the event of a change in control, the 2025 Plan does not provide for automatic single trigger acceleration.

Summary Description of the 2025 Plan

The principal terms of the 2025 Plan are summarized below. The following summary of the 2025 Plan is qualified in its entirety by reference to the complete text of the 2025 Plan, which is attached to this proxy statement as Appendix A and incorporated herein by reference. Terms not defined herein shall have the meanings set forth in the 2025 Plan.

Purpose

The 2025 Plan is designed to promote the long-term growth and profitability of the Company by (i) providing eligible employees, directors, and other individual service providers with incentives to improve shareholder value and to contribute to the growth and financial success of the Company; and (ii) enabling the Company to attract, retain and reward key persons for positions of substantial responsibility.

Shares Subject to the 2025 Plan; Limitations

The maximum number of shares of common stock authorized for issuance under the 2025 Plan is (i) 200,000 shares, plus (ii) any shares that remain available for grant under the 2016 Plan as of the Effective Date, plus (iii) the number of shares subject to any award outstanding under the 2016 Plan as of the Effective Date that, after the Effective

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Date, are not issued because such award is settled in cash or is forfeited, canceled, terminates, expires or otherwise lapses without being exercised (collectively, the “Share Pool”). The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options is equal to (x) 200,000 shares, plus (y) any shares that remain available for grant under the 2016 Plan as of the Effective Date.

If any award expires, terminates unexercised, is forfeited, terminated, or canceled without the delivery of shares or is settled in cash, the shares of common stock subject to such award will be available for further awards under the 2025 Plan. Notwithstanding the foregoing, the following shares will not be available for issuance under the 2025 Plan: (i) shares withheld from awards under the 2025 Plan or the 2016 Plan to satisfy tax withholding obligations, (ii) shares withheld from awards under the 2025 Plan or the 2016 Plan in payment of the exercise price of an award, (iii) shares repurchased on the open market by the Company using proceeds from the exercise price paid with respect to awards under the 2025 Plan or the 2016 Plan. In the case of SARs, the difference between the number of shares covered by the exercised portion of the SAR and the number of shares actually delivered upon exercise shall not be restored or available for future issuance under the 2025 Plan. Additional shares may be issued under the 2025 Plan in substitution of outstanding grants held by employees or service providers from acquired companies which will not count against the 2025 Plan’s share limit.

In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the share limit above, kind of shares reserved for issuance under the 2025 Plan, the number, kind and price of shares covered by outstanding awards made under the 2025 Plan, and any other matters that relate to awards will be adjusted to reflect such event, as the Committee deems appropriate and equitable.

Eligibility

Employees, non-employee directors, and other individual service providers of the Company and its affiliates are eligible for awards under the 2025 Plan. Participation in the 2025 Plan is at the discretion of the Committee (as defined below). As of August 29, 2025, approximately 25,000 employees (including five executive officers) and nine non-employee directors are eligible to participate in the 2025 Plan.

Administration

The 2025 Plan is administered by the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be designated by the Board or the Compensation Committee of the Board (the “Committee”). The Committee has broad discretion to administer the 2025 Plan, including the power to determine the individuals to whom awards will be granted and the terms of each award, including the vesting, restrictions, and performance measures applicable to the award, subject to the provisions of the 2025 Plan. Any power of the Committee may also be exercised by the Board. To the extent permitted by applicable law, the Committee may delegate certain of the Committee’s duties and powers to the Chief Executive Officer or to other officers of the Company, other than with respect to awards to any officer (within the meaning of Section 16 of the Securities Act) or non-employee director of the Company.

Terms of Awards

Minimum Vesting. Except with respect to 5% of the Share Pool, (i) any award (other than substitute awards) that is not a performance award may not provide for vesting prior to the first anniversary of the grant date, (ii) any performance award may not provide for a performance period of less than 12 months, and (iii) awards made to members of the Board shall not provide for vesting prior to the earlier of the first anniversary of the grant date and the next annual meeting of the Company’s shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting. Notwithstanding the foregoing, the Committee may provide for the earlier vesting, exercisability, or settlement in the event of a participant’s death, disability, retirement or in connection with a change in control.

Options. No options may extend for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a 10% stockholder). The exercise price of any options granted under the 2025 Plan must be at least equal to the fair market value of the Company’s common stock on the date of grant (110% of fair market value in the case of incentive stock options granted to a 10% stockholder). The aggregate fair market value (determined at the

MANAGEMENT PROPOSALS
time of grant) of shares issuable pursuant to incentive stock options which first become exercisable by an employee (non-employees are not eligible to receive incentive stock options) in any calendar year may not exceed $100,000. The Company cannot reprice previously granted stock options without obtaining stockholder approval.

SARs. SARs provide the participant with the right to receive cash or a number of shares based on the appreciation in our share price above the exercise price of the SAR. SARs may be granted to participants either in tandem with stock options granted under the 2025 Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs are to be granted subject to the same terms and conditions applicable to options as set forth above and in the 2025 Plan and all tandem SARs are to have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate.

Restricted Stock and Unrestricted Stock. Restricted stock is an award or issuance of shares under which the grant, issuance, retention, vesting and/or transferability is subject, during specified periods of time, to conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. The Committee may also grant or sell to any participant shares of common stock free of any restrictions under the 2025 Plan at a purchase price determined by the Committee. Participants holding shares of restricted stock granted under the 2025 Plan may exercise full voting rights and are entitled to receive all dividends and other distributions paid with respect to those shares. Notwithstanding the foregoing, dividends payable in connection with restricted stock that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying restricted stock.

RSUs. RSUs are awards denominated in units of shares under which the issuance of shares (or cash payment in lieu thereof) is subject to conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Participants do not have any rights of stockholders with respect to shares underlying RSUs unless and until such shares are registered in the participant’s name following settlement thereof; provided, that awards of RSUs may provide the participant with the right to receive amounts equivalent to dividends paid with respect to the shares of common stock subject to the award. Notwithstanding the foregoing, dividend equivalents credited in connection with unvested RSUs will be subject to the same vesting conditions as the underlying RSUs.

Cash Awards and Performance Awards. Performance awards are awards granted under the 2025 Plan for which the granting, vesting, payment, or delivery thereof are subject to the achievement of one or more performance criteria selected by the Committee. The Committee, in its discretion, shall determine the targets for performance measures to be achieved during any performance period, and the type, amount, and terms and conditions of any performance awards. Performance awards may be granted either alone or in addition to other awards made under the 2025 Plan. Cash awards are awards denominated in cash which may be granted either alone, in addition to, or in tandem with other awards granted under the 2025 Plan. The terms, conditions and limitations applicable to a cash award, including vesting or other restrictions, will be determined by the Committee.

Transferability

Each award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution. Unless otherwise determined by the Committee, a stock option or SAR may be exercised during the lifetime of the participant only by the participant or, during the period the participant is under a legal disability, by the participant’s guardian or legal representative. Notwithstanding the foregoing, any award other than an incentive stock option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to certain family members, provided that such transferee shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such award.

Clawback Policy

Awards under the 2025 Plan are subject to the Company’s clawback policy and to any future clawback policies that the Company may adopt.

Change in Control

MANAGEMENT PROPOSALS
In the event of a change in control (as defined in the 2025 Plan), the Committee may take one or more of the following actions or any other action that it considers appropriate and equitable to effectuate the purposes of the 2025 Plan: (i) acceleration or change of the exercise and/or expiration dates of any vested or unvested award to require that exercise be made, if at all, before the change in control; (ii) cancellation of any vested or unvested award upon payment to the holder of the fair value of the award, as determined by the Committee (which will not exceed the fair market value of the stock subject to the award at the time of cancellation, less the aggregate exercise price, if any, of the award, and if the fair market value of the stock subject to an option is below the aggregate exercise price, no value will be assigned to the award); and (iii) arrangements to have another entity continue or assume outstanding awards or replace outstanding awards with awards with respect to such entity’s equity securities. Except in the foregoing circumstances, no grant agreement under the 2025 Plan will provide for automatic vesting upon a change in control.

Effective Date

The 2025 Plan will be effective as of the Effective Date, subject to the approval of the shareholders of the Company on the Effective Date. No award may be granted under the 2025 Plan after the close of business on the day immediately preceding the 10th anniversary of the Effective Date. Subject to other applicable provisions of the 2025 Plan, all awards made under the 2025 Plan prior to such termination will remain in effect until such awards have been satisfied or terminated in accordance with the 2025 Plan and the terms of such awards.

Amendment and Termination

The Board may amend or terminate the 2025 Plan or any portion thereof at any time without further approval of the Company’s shareholders unless such amendment would (i) increase the number of shares of stock subject to the 2025 Plan; (ii) require shareholder approval under the terms of the 2025 Plan; or (iii) require shareholder approval to comply with any tax or regulatory requirement or rule of any national securities exchange upon which the Company’s stock is listed or quoted. The Committee may make minor or administrative amendments to the 2025 Plan and amendments that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. Neither the 2025 Plan nor any award made thereunder may be amended in a manner that would materially adversely affect any outstanding award previously made without the approval of the participant.

New Plan Benefits

As described above, the selection of participants who will receive awards under the 2025 Plan and the size and types of awards will be determined by the Committee in its discretion. Therefore, the amount of any future awards under the 2025 Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees.

The Company intends to file with the SEC a registration statement on Form S-8 covering the shares reserved for issuance under the 2025 Plan following the Effective Date.

Certain Federal Income Tax Information With Respect To the 2025 Plan

The following discussion is a summary of certain U.S. federal income tax consequences associated with the grant, vesting, exercise and settlement of awards under the 2025 Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations applicable to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax, gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Code) or other tax considerations. Because individual circumstances may vary, we recommend that all participants consult their own tax advisor concerning the tax implications of awards granted under the 2025 Plan.

Nonqualified Stock Options

A nonqualified stock option results in no taxable income to the participant or deduction to the Company at the time of grant. A participant exercising a non-qualified option will, at that time, realize taxable compensation equal to the

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difference between the then market value of the underlying shares of the Company’s common stock on the exercise date and the option exercise price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will generally be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the participant. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Incentive Stock Options

An incentive stock option results in no taxable income to the participant or deduction for the Company at the time it is granted or exercised (although the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be included in the participant’s alternative minimum taxable income for purposes of determining his or her alternative minimum tax). If the participant holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain equal to the excess of (i) the amount realized upon the sale or other disposition of the shares over (ii) the exercise price paid for the shares. If the shares are disposed of prior to the end of this period (a “disqualifying disposition”), then the excess of (a) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (b) the exercise price paid for the shares will be taxable as ordinary income to the participant. Any additional gain or loss recognized upon the disposition will be a capital gain or loss. If the participant makes a disqualifying disposition, the Company will be entitled to an income tax deduction in the year of the disposition equal to the amount includible in the participant’s income as ordinary income.

Stock Appreciation Rights

A participant recognizes no taxable income, and the Company is not entitled to a deduction, when a SAR is granted. Upon exercise of a SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash and/or the fair market value of the shares received and, subject to the applicable provisions of the Code, the Company will be entitled to a corresponding deduction.

Restricted Stock

No income will be recognized at the time of grant by the participant of a restricted stock award if the award is subject to a substantial risk of forfeiture (i.e., unvested). Generally, at the time the substantial risk of forfeiture terminates with respect to the award (i.e., the award vests), the then fair market value of the stock (less any amount paid for the award) will constitute ordinary income to the participant. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested restricted stock is granted an amount equal to the fair market value of the stock (less any amount paid for the award). If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest. Subject to the applicable provisions of the Code, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the restricted stock award at the time such ordinary income is recognized by the recipient.

Restricted Stock Units, Unrestricted Stock, Performance Awards, and Cash Awards

A participant generally will not recognize taxable income upon the grant of RSUs, performance awards, or cash awards. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock upon the vesting of RSUs, performance awards, or cash awards and upon the issuance of shares for unrestricted stock awards. The amount included in the participant’s income will equal the amount of cash and/or the fair market value of the shares of common stock received. Subject to the applicable provisions of the Code, the Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income.

Section 162(m)

Any entitlement to a tax deduction on the part of the Company or its subsidiaries is subject to the applicable tax rules, including, without limitation, Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person

MANAGEMENT PROPOSALS
to its “covered employees.” “Covered employees” for this purpose include the chief executive officer, the chief financial officer and the three next highest paid executive officers (other than the chief executive officer and the chief financial officer), and any other individual who was a covered employee for any taxable year beginning after December 31, 2016. The Committee may grant awards under the 2025 Plan or otherwise that are or may become non-deductible when it believes doing so is in the best interests of the Company and our stockholders.

Withholding Taxes

Because the amount of ordinary income the participant recognizes with respect to the receipt, vesting, settlement or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and employment taxes, the Company may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares or other payment to be received under the 2025 Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from the award itself or from other compensation, including salary or bonus, otherwise payable to the participant.

Required Vote

A majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved. Abstentions and broker non-votes will not be counted as votes cast.

A vote to approve the 2025 Plan is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on this matter without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

The Board recommends that shareholders vote “FOR” the approval of the 2025 Plan.

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Proposal 4    Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm to conduct an audit of the Company’s accounts for fiscal year 2026.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Representatives of the Company’s former independent registered public accounting firm are not expected to be present at the Annual Meeting.

Required Vote

A majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved. Because this is a “routine matter” under NYSE rules, a beneficial owner’s nominee, such as a broker, may vote on the ratification of the Company’s independent registered public accounting firm without instruction from their beneficial owners. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal. If the shareholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

CACI Recommendation

The Board recommends that shareholders vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026.

ANNUAL MEETING INFORMATION

Meeting Information

How do I attend the Annual Meeting?

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CACI2025. To participate in the Annual Meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 9:30 a.m. Eastern Time on October 16, 2025. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:15 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting. You may submit a question at any time during the meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote online at the Annual Meeting.

What are the matters to be considered at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider the following management proposals:

Proposal		Board Recommendation
1	Elect the 10 nominees named in the proxy statement to the Company’s Board of Directors	FOR each nominee
2	Approve on a non-binding, advisory basis the compensation of our named executive officers	FOR
3	Approve the CACI International Inc 2025 Incentive Compensation Plan	FOR
4	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026	FOR

What other matters are being presented at the Annual Meeting?

We are not aware of any other business to be presented at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

How many shares represent a quorum for the Annual Meeting?

The presence by means of remote communication or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Voting Instructions

Who is entitled to vote at the Annual Meeting?

All shareholders of record as of the close of business on August 25, 2025 may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the Record Date, there were 21,993,796 shares of common stock outstanding.

ANNUAL MEETING INFORMATION
How do I vote?

Shareholders of record can vote at the Annual Meeting by attending the virtual meeting using the control number located on your proxy card or the instructions that accompanied your proxy materials and submitting an electronic ballot. Beneficial owners must obtain a legal proxy from the organization that holds their shares prior to voting at the Annual Meeting.

Via the Internet. You may submit a proxy or voting instructions over the Internet by going to www.proxyvote.com.

By Telephone. You may submit a proxy or voting instructions by telephone by calling 1-800-690-6903 and following the instructions.

By Mail. If you received your proxy materials by mail, you may vote by proxy by filling out the proxy card or voting instruction form and sending it back in the envelope provided.

Note that shares represented by properly signed and returned proxies will be voted in accordance with their instructions. In the absence of any instructions, properly signed and returned proxies will be voted in accordance with management’s recommendations.

How can I revoke a proxy or change my vote?

If you are a holder of record and wish to revoke your proxy instructions or change your vote you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:
•submitting a new proxy or voting instructions with a later date;
•providing a written notice of revocation to the Company’s Secretary, if you are a registered shareholder; or
•attending the Annual Meeting and voting in accordance with the voting procedures outlined above.

If you are a beneficial owner and have instructed a broker, bank or other nominee to vote your shares, you must follow your nominee’s instructions to revoke your proxy or vote at the Annual Meeting.

Voting Information

What is the voting standard at the Annual Meeting?

Proposal		Vote Requirement	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of 10 Directors named in the Proxy Statement	Majority of Votes Cast	None	None
2	Approval of Executive Compensation on an Advisory Basis	Majority of Votes Cast	None	None
3	Approval of 2025 Incentive Compensation Plan	Majority of Votes Cast	None	None
4	Ratification of the appointment of PricewaterhouseCoopers LLP	Majority of Votes Cast	None	N/A

How are broker non-votes and abstentions treated?

Broker non-votes occur when a broker is not permitted to vote on a matter because a beneficial owner has not provided instructions. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2026. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present or votes

ANNUAL MEETING INFORMATION
cast with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting. Abstentions are considered voting power present at the Annual Meeting but are not considered votes cast with respect to the election of directors or Proposals 2, 3 and 4 and thus will not affect the outcome of those matters at the Annual Meeting.

How do I find out the results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting and publish final voting results on the Investors section of our website at www.caci.com. We also expect to disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

General Information

Why did I receive a notice in the mail regarding the internet availability of proxy materials?

We are furnishing the proxy materials, including this proxy statement and our annual report, to our shareholders by providing access to such documents on the Internet in accordance with rules adopted by the SEC. Instead of receiving printed copies of the proxy materials, most shareholders will receive a Notice of Internet Availability of Proxy Materials that will instruct you on to how to access and review the proxy materials. Our proxy materials are also available on our Investors website at www.caci.com. The Notice was first mailed to our shareholders (other than those who previously requested electronic delivery) on September 5, 2025.

If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Your election to receive proxy materials by mail or email will remain in effect until you revoke it.

Will I get more than one copy of the notice or proxy materials if multiple stockholders share my address?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders at the same address, unless we have previously received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of any of these materials to a shareholder upon written or oral request to: CACI International Inc, 12021 Sunset Hills Road, Reston, Virginia 20190, Attn: J. William Koegel, Jr., Corporate Secretary, telephone 703-841-7800. Shareholders can request separate delivery for future meetings in the same manner. Shareholders at the same address who are receiving multiple copies of our proxy materials may contact us using either of these methods to request delivery of a single copy.

Shareholders who hold shares in street name (as described below) may contact their bank, broker or other nominee record holder to request information about householding.

What is the difference between a Shareholder of Record or Beneficial Owner?

If your shares are registered directly with Computershare, N.A., our transfer agent, then you are the “shareholder of record” of the shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial owner” of the shares. Most of our shareholders are beneficial owners of their shares.

There are several distinctions in how shareholders receive information and vote their shares that you should be aware of, and we have described such differences in the proxy materials.

How do I inspect the list of shareholders of record?

A complete list of shareholders entitled to vote at the Annual Meeting will be available at the Company’s headquarters for examination from October 5, 2025 through October 15, 2025 for any purpose related to the Annual Meeting and will also be available electronically during the Annual Meeting.

ANNUAL MEETING INFORMATION
Who bears the cost of this proxy solicitation?

We will bear the costs of soliciting proxies for the Annual Meeting and have retained Sodali & Co. to assist in soliciting proxies at a fee not to exceed $9,350, plus expenses. We may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy materials to beneficial holders. Proxies may also be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone, e-mail, facsimile, personal contact, or by other means.

Shareholder Proposals for the 2026 Annual Meeting

Proposals for the 2026 Proxy Statement: Shareholders may present proposals for inclusion in our proxy statement and for consideration at the 2026 Annual Meeting by submitting their proposals in writing to the Company’s Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting, the Company’s Secretary must receive the written proposal no later than May 8, 2026. If we hold the 2026 Annual Meeting more than 30 days before or after October 16, 2026, we will disclose the new deadline by which shareholder proposals must be received. In addition, shareholder proposals must also comply with all requirements and regulations of Rule 14a-8 under the Exchange Act.

Proposals for the 2026 Annual Meeting: Shareholders who wish to present a proposal for consideration at the 2025 Annual Meeting, but do not intend for the proposal to be included in our proxy statement, must follow the advance notice provisions of our By-laws. Our By-laws require that such proposals be delivered to the Company’s Secretary in a timely manner and contain information related to the shareholder and the proposal. For a shareholder proposal to be considered timely, the Company’s Secretary must receive the written proposal by no later than May 19, 2026.

Nominations of Director Candidates: Shareholders may propose Board nominees for consideration by our Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to the Company’s Secretary. In addition, shareholders may also nominate directors for election at the 2026 Annual Meeting by giving timely notice under our By-laws, which require notice within the same period as shareholder proposals that are not intended for inclusion in our proxy statement. Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19, including delivery of written notice that sets forth all information required by Rule 14a-19(b) under the Exchange Act.

Please address all correspondence to:
Corporate Secretary
CACI International Inc
12021 Sunset Hills Road
Reston, Virginia 20190

By Order of the Board of Directors
September 5, 2025	J. WILLIAM KOEGEL, JR., Secretary

APPENDIX A

CACI INTERNATIONAL INC
2025 INCENTIVE COMPENSATION PLAN
(Approved at the Annual Meeting of Shareholders on _______________, 2025)

APPENDIX A

CACI INTERNATIONAL INC
2025 INCENTIVE COMPENSATION PLAN

1.Establishment, Purpose and Types of Awards

The CACI International Inc 2025 Incentive Compensation Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of CACI International Inc (the “Company”) on July 31, 2025 and approved by the Company’s shareholders on October 16, 2025 (the “Effective Date”).

The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing incentives to Eligible Individuals (as defined below) to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available Persons for positions of substantial responsibility.

The Plan permits the granting of Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Unrestricted Stock, Performance Awards and Cash Awards, in each case as such term is defined herein, and any combination of the foregoing.

2.Definitions and Rules of Interpretation

(a)Definitions. As used in this Plan, the following definitions apply:

“Affiliate” means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Cash Award or any other right, interest or option relating to Stock issued and delivered pursuant to the provisions of the Plan.

“Cash Award” means an Award denominated in cash.

“Change in Control” means the consummation of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii) at any time during the initial 12-month period following the Effective Date and each successive 12-month period thereafter, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors as of the Effective Date, or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of then Continuing Directors, provided that any director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company shall not qualify as a “Continuing Director”);

(iii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being

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converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iv) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v) the approval by the stockholders of a complete liquidation of the Company.

“Code” means the Internal Revenue Code of 1986.

“Committee” means the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be designated by the Board or the Compensation Committee of the Board.

“Committee Delegate” means the Chief Executive Officer or any other officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(a)(vii).

“Disability” means (i) the Participant is subject to a legal decree of incompetency (the date of such decree being deemed the date on which such disability occurred), (ii) the written determination by a physician selected by the Company that, because of a medically determinable disease, injury or other physical or mental disability, the Participant is unable substantially to perform each of the material duties of the Participant’s position, and that, as of the date of determination, such inability is reasonably expected to continue for 120 consecutive days after the date of determination or 180 days within any one-year period, in each case based upon medically available reliable information, or (iii) the Participant’s qualification for benefits under the Company’s long-term disability coverage, if any.

“Eligible Individual” means any current or prospective Employee, member of the Board or other service provider of the Company or any Affiliate.

“Employee” means any employee of the Company or any Affiliate.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Fair Market Value” of the Stock for any purpose on a particular date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on an established securities market, the Fair Market Value of the Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).

“Grant Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of an Award granted pursuant to the Plan.

“Grant Date” means the date on which an Award is granted to a Participant.

“Incentive Stock Options” means Options that meet the requirements of Section 422 of the Code.

“Non-Employee Director” means a non-employee director within the meaning of Rule 16b-3.

“Nonqualified Stock Options” means Options that do not meet the requirements of Section 422 of the Code.
“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Stock at such price or prices and during such period or periods as the Committee shall determine.

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“Participant” means any Eligible Individual who is granted an Award under the Plan.

“Performance Award” means an Award that is subject to achievement of one or more Performance Measures.

“Performance Measure” means one or more criteria selected by the Committee to measure performance of the Company, a Subsidiary or an Affiliate, any of their respective business division or of the Participant, which, unless otherwise set forth in the Grant Agreement, shall be determined in accordance with generally accepted accounting principles as consistently applied, adjusted as determined by the Committee to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

“Performance Period” means a period over which the achievement of Performance Measures is determined.
“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Prior Plan” means the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan.

“Repricing” means any of the following or other action that has the same effect: (i) lowering the exercise price of an Option or Stock Appreciation Right after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles or the rules of any registered national securities exchange on which the Stock is listed, or (iii) canceling an Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Stock in exchange for another Award, other equity of the Company or cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

“Restricted Stock” means an Award or issuance of Stock the grant, issuance, vesting or transferability of which is subject during specified periods of time to such conditions (including continued employment or engagement or Performance Measures) and terms as the Committee deems appropriate.

“Restricted Stock Unit” means an Award denominated in units of Stock under which the issuance of shares of such Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or engagement or Performance Measures) and terms as the Committee deems appropriate.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the U.S. Securities Act of 1933.

“Separation from Service” means separation from service within the meaning of Section 409A.

“Specified Employee” means a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code.

“Stock” means common stock of the Company.

“Stock Appreciation Rights” or “SARs” means a right granted that entitles the Participant to receive, in cash, Stock or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the Grant Date.

“Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last

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association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.

(b)Rules of Interpretation. Any reference to “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The use of the term “or” shall not be deemed to be exclusive and shall be interpreted to mean “and/or” unless otherwise indicated by the context. Any reference to a statute is also a reference to the applicable rules, regulations and interpretive authority adopted or issued under that statute. Any reference to an agreement, instrument, statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that agreement, instrument, statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.Administration

(a)Authority. The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. Any power of the Committee may also be exercised by the Board. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including the authority to:

(i)determine the Participants to whom, and the time or times at which, Awards shall be granted,

(ii)determine the types of Awards to be granted,

(iii)determine the number of shares of Stock to be covered by or used for reference purposes for each Award,

(iv)impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including establishing, in its discretion, Performance Measures that must be satisfied before an Award vests or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate during which the Award shall remain exercisable,

(v)subject to the provisions of Section 409A, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the Participant without the Participant’s consent, or constitute a Repricing of an Option without the approval of the holders of the Company’s voting securities,

(vi)establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate programs, for the purpose of establishing programs which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions,

(vii)to the extent permitted by applicable law, delegate certain of the Committee’s duties and powers hereunder to the Chief Executive Officer or to other officers of the Company other than with respect to Awards to any officer (within the meaning of Section 16 of the Securities Act) or Non-Employee Director,

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(viii)subject to the provisions of Section 409A, accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, and

(ix)establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period.

The Committee shall have full power and authority to administer, interpret, reconcile any inconsistency, correct any defect or supply any omission in the Plan or any Award or make any other determination and take any other action that it determines in its sole discretion to be necessary for the administration of this Plan or any Award and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

(b)Indemnification. To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder, and the Company shall indemnify and hold harmless each member of the Board, each member of the Committee and any Committee Delegate against any liability, obligation, cost or expense incurred by that Person arising out of any act or omission to act in connection with the Plan or any Award if such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. Such indemnification shall be in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation and Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise.

(c)Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other Eligible Individual, and their respective successors in interest.

4.Stock Available Under the Plan

(a)Stock Available Under the Plan. Subject to adjustments as provided in Section 12, the Stock that may be delivered or purchased with respect to Awards granted under the Plan on or after the Effective Date shall be equal to (i) 200,000, plus (ii) any shares of Stock that remain available for grant under the Prior Plan as of the Effective Date, plus (iii) any shares of Stock subject to awards under the Prior Plan as of the Effective Date that after the Effective Date expire, terminate unexercised, become unexercisable, are forfeited, terminated, surrendered or canceled without the delivery by the Company (or, in the case of Restricted Stock, without vesting) of Stock or are settled in cash (the “Share Limit”). The aggregate number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to (x) 200,000 shares, plus (y) any shares that remain available for grant under the 2016 Plan as of the Effective Date (subject to adjustments as provided in Section 12 to the extent that such adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Section 422 of the Code).

(b)Shares Available for Future Grants. If any Award, or portion of an Award, issued under the Plan expires, terminates unexercised, becomes unexercisable, is forfeited, terminated, surrendered or canceled without the delivery by the Company (or, in the case of Restricted Stock, without vesting) of Stock or other consideration or settled in cash, the Stock subject to such Award shall thereafter be available for further Awards under the Plan. Notwithstanding the foregoing, the following shares shall not be available for issuance under the Plan: (i) shares withheld from an Award under the Plan or the Prior Plan to satisfy the tax withholding obligations with respect to such Award, (ii) shares withheld from an Award under the Plan or a Prior Plan in payment of the exercise price of an Award, (iii) shares repurchased on the open market by the Company using proceeds from the exercise price paid with respect to Awards under the Plan or a Prior Plan. In the case of a Stock Appreciation Right, the difference between the number of shares of Stock covered by the

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exercised portion of the SAR and the number of shares of Stock actually delivered upon exercise shall not be restored or available for future issuance under the Plan.

(c)Source of Stock. Stock available under the Plan may be, in any combination, (i) authorized but unissued shares of Stock, (ii) shares of Stock that are reacquired by the Company and held as treasury shares, or (iii) shares of Stock purchased on the open market by a broker designated by the Company and, subject to the requirements of Section 17, immediately thereafter issued for the benefit of a Participant under the Plan. It is intended that a registration statement under the Securities Act, shall be effective with respect to the shares of Stock issued under the Plan.

(d)Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees or service providers of another entity who concurrently become Eligible Individuals as the result of a merger or consolidation of the employing or engaging entity with the Company, a Subsidiary or an Affiliate or the acquisition by the Company, a Subsidiary or an Affiliate of property or stock of the employing or engaging entity. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to, and shall not count against, the Share Limit.

5.Participation; Awards Generally

(a)Eligible Individuals. Participation in the Plan shall be open to any Eligible Individual selected by the Committee to receive an Award.

(b)Written Agreement. Each Grant Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

(c)Minimum Vesting Requirements. Except with respect to 5% of the Share Limit, (a) any Award (other than substitute awards under Section 4(d)) that is not a Performance Award shall not provide for vesting prior to the first anniversary of the Grant Date, (b) any Performance Award shall not provide for a Performance Period of less than 12 months, and (c) Awards made to members of the Board shall not provide for vesting prior to the earlier of the first anniversary of the Grant Date and the next annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. Notwithstanding the foregoing, the Committee may provide for the earlier vesting, exercisability, or settlement in the event of a Participant’s death, Disability, retirement or in connection with a Change in Control.

(d)Clawback/Recoupment. Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Rule 10D-1 under the Exchange Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Grant Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.

6.Stock Options

Subject to the other applicable provisions of the Plan, Awards of Options shall be subject to the following terms and conditions:

(a)     Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Company and the Participant, stating the number of shares of Stock subject to the Option evidenced thereby, the exercise price and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

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(b)    Exercise Price. The price per share payable upon the exercise of each Option shall be determined by the Committee but shall be no less than 100% of the Fair Market Value of the Stock on the Grant Date.

(c)    Payment. Options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, or such rules and regulations as the Committee may have prescribed, or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by Participant or which would otherwise be issuable to Participant on exercise, or a combination of cash and such Stock, or by such other means as the Committee may prescribe. The Fair Market Value of Stock delivered on exercise of Options shall be determined as of the date of exercise. The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.

(d)    Term of Options. The term during which each Option may be exercised shall be determined by the Committee; provided, however, that in no event shall an Option be exercisable more than 10 years from the date it is granted. Prior to the exercise of the Option and delivery of the Stock certificates represented thereby, the Participant shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding Option.

(e)    Restrictions on Incentive Stock Options. Incentive Stock Options granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:

(i)    Grant Date. An Incentive Stock Option must be granted within 10 years of the earlier of the Plan’s adoption by the Board or approval by the Company’s stockholders.

(ii)    Exercise Price and Term. The exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and the term of the Option shall not exceed 10 years; provided, however, that any Incentive Stock Option granted to a Participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of Stock of the Company shall have an exercise price that is not less than 110% of the Fair Market Value of the Stock on the Grant Date and a term that shall not exceed five years.

(iii)    Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and any Subsidiaries may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000 (or other applicable amount), such Options to the extent of the Stock in excess of such limit shall be treated as Nonqualified Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

(iv)    Participant. Incentive Stock Options shall only be issued to Employees of the Company and its “subsidiary corporations” within the meaning of Section 424 of the Code.

(v)    Designation. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

(vi)    Stockholder Approval. No Option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within 12 months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

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(f)    Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.     Restricted Stock and Restricted Stock Units

(a)    In General. Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for the lapse of restrictions as it determines and as set forth in a Grant Agreement. Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).

(b)     Stock Issuance and Stockholder Rights.

(i)    Restricted Stock. Stock certificates with respect to Restricted Stock shall be issued, or Stock shall be registered, in the Participant’s name at the Grant Date, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock, and the Participant will be required to deposit the certificates, if any, with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, following the grant of Restricted Stock, the Participant shall have all of the rights of a holder of such Stock, including the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock; however, any dividends or distributions paid with respect to Stock subject to the unvested portion of an Award of Restricted Stock will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.

(ii)    Restricted Stock Units. Stock certificates for the shares of Stock subject to a Restricted Stock Unit shall be issued, or Stock shall be registered, in the Participant’s name only upon settlement of such Award. The Participant will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to issuance of the certificates for such Stock or the registration of the Stock. An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award; however, such dividend equivalents shall be paid only when and to the extent the underlying Restricted Stock Unit vests and becomes payable.

8.    Stock Appreciation Rights

(a)    Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may grant Stock Appreciation Rights to Participants, either on a free-standing basis (without regard to or in addition to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option), as it determines. SARs granted in tandem with or in addition to an Option may be granted at the same time as the Option; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option without the consent of the Participant. SARs shall be evidenced by Grant Agreements, executed by the Company and the Participant, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than 10 years from the date it is granted. The Participant shall have none of the rights of a stockholder with respect to any Stock represented by a SAR prior to exercise of the SAR.
(b)    Restrictions of Tandem SARs. No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with Options shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

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(c)    Amount of Payment upon Exercise of SARs. A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the exercise date over (B) the exercise price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised. The exercise price per share specified in the Grant Agreement shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portion or portions thereof which the Participant from time to time determines to surrender for this purpose).

(d)    Form of Payment upon Exercise of SARs. Payment by the Company of the amount receivable upon any exercise of a SAR shall be made by the delivery of the number of whole shares of Stock determined by dividing the amount payable under the SAR by the Fair Market Value of a share of Stock on the exercise date. The amount equivalent in value to any fractional share will be paid out currently in cash.

9.     Other Awards

(a)    Unrestricted Stock. Subject to Section 5(c), the Committee in its discretion may grant or sell to any Participant shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

(b)    Performance Awards. The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment or delivery of Performance Awards to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(c)    Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The terms, conditions and limitations applicable to a Cash Award, including vesting or other restrictions, shall be determined by the Committee.

10.     Tax Withholding

(a)    Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)    Payment in Shares. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any applicable taxes from any payment of any kind otherwise due to the Participant and withhold, at the time of delivery or exercise of any Award or vesting of shared under such Awards, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If shares are used to satisfy such withholding, such Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

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(c)    Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

11.    Transferability

Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Option or SAR may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, with the Committee’s permission expressed in the Grant Agreement or otherwise, any Award other than an Incentive Stock Option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to “family member” (as such term is defined in the Registration Statement on Form S-8); provided, that such transferee shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award.

12.    Adjustments; Business Combinations

(a)    Adjustments. In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the Share Limit and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by such event.

(b)    Change in Control. In the event of a Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan, which action may include any one or more of the following to the extent permitted by Section 409A: (i) acceleration or change of the exercise or expiration dates of any vested or non-vested Award to require that exercise be made, if at all, prior to the Change in Control; (ii) the cancellation of any vested or non-vested Award upon payment to the holder of the fair value of the Award, as determined by the Committee (which shall not exceed the Fair Market Value of the Stock subject to such Award as of the date of cancellation, less the aggregate exercise price, if any, of the Award and in the event the Fair Market Value of an Option is below the aggregate exercise price, the Committee shall assign no value to the Award); and (iii) in any case where equity securities of another entity are delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity continue or assume such Awards or replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award. Except as provided in this Section 12(b), no Grant Agreement shall be issued that will provide for automatic vesting upon a Change in Control, other than, in the discretion of the Committee, accelerated vesting in the event of a termination of employment following a Change in Control under such circumstances as the Committee deems appropriate.

(c)    Dissolution and Liquidation. In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then, to the extent permitted under Section 409A, each Participant shall have the right to exercise such Participant’s vested, outstanding Options and Stock Appreciation Rights and to require delivery of Stock certificates, or registration in Participant’s name of the Stock, under any vested, outstanding Restricted Stock Units, at any time up to the effective date of such liquidation and dissolution, upon which date all Awards under the Plan shall terminate.

(d)    Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in the preceding paragraphs of this Section 12) affecting the Company, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

APPENDIX A

(e)    No Adjustment. Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.

13.    Term; Termination and Amendment

(a)    Term. The Plan is effective as of the Effective Date, subject to the approval of the stockholders of the Company on the Effective Date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the 10th anniversary of the Effective Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(b)    Amendment or Termination by the Board. The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is otherwise required under the terms of the Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted.

(c)    Amendments by the Committee. The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Section 3(a) and to the extent that the Committee would have had the authority to make such Award as so amended.

(d)    Approval of Participants. No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the Participant.

14.     No Right to Continued Service or Future Awards

Nothing in the Plan or in any Grant Agreement shall confer any right on an Eligible Individual to continue in the employ of or engagement by the Company or any Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or engagement of an Eligible Individual at any time. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or subsequent years.

15.     Termination of Employment

For purposes of maintaining a Participant’s continuous status a Participant and accrual of rights under any Award, transfer of a Participant provider among the Company and its Affiliates shall not be considered a termination of employment or service; however, the Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division, Subsidiary or Affiliate that employes or engages a Participant, shall be deemed to result in a termination of employment or service for purposes of any affect Participant’s Awards. Nor shall it be considered a termination of employment or service for such purposes if an Employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when the Employee’s right to reemployment shall no longer be guaranteed either by law or contract. The Committee may determine, in its discretion, that a transition from service as an Employee to service to the Company or any Subsidiary or Affiliate other than as an Employee shall constitute a termination of employment or service. The Committee’s decision under this Section 15 shall be final and binding.

APPENDIX A

16.    Non-Uniform Determinations

The Committee’s determinations under the Plan (including determinations of the Eligible Individuals to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Persons are similarly situated.

17.    Compliance with Securities Law

Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

18.    No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. With respect to any transfer or payment not yet made to a Participant pursuant to an Award, the obligation of the Company shall be interpreted solely as an unfunded contractual obligation to make such transfer or payment in the manner and under the conditions prescribed under the written instrument evidencing the Award. Any shares of Stock or other assets set aside with respect to an Award shall be subject to the claims of the Company’s general creditors, and no Person other than the Company shall, by virtue of an Award, have any interest in such shares or assets. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of this Section 18. In no event shall any assets set aside (directly or indirectly) with respect to an Award be located or transferred outside the United States.

19.    No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including the granting of Awards otherwise than under the Plan.

20.    No Restriction of Corporate Action

Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No Eligible Individual, Participant, beneficiary or other Person shall have any claim against the Company or any Affiliate as a result of such action.

21.    Notice

Any notice to the Company required by any of the provisions of the Plan shall be in writing, shall be addressed to the Secretary of the Company, and shall become effective when it is received by the Secretary of the Company.

APPENDIX A

22.    Section 409A

(a)    Generally. The Plan is generally intended to constitute an equity compensation plan that does not provide for the deferral of compensation subject to Section 409A and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. To the extent any Awards under the Plan are subject to Section 409A, then no amount of “nonqualified deferred compensation” (within the meaning of Section 409A) payable to a Participant shall be paid earlier than the earliest date permitted under Section 409A, and all deferral elections shall be made in accordance with the provisions of Section 409A. To the extent that an Award is subject to the provisions of Section 409A, the provisions of the Plan relating to such Awards, including all deferral elections and distributions thereunder, are intended to comply with the provisions of Section 409A and if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A. In no event shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages for failing to comply with Section 409A. Notwithstanding any contrary provision in this Plan or any Grant Agreement, any payment(s) of nonqualified deferred compensation that are otherwise required to be made under the Plan to a Specified Employee as a result of his or her Separation from Service (other than a payment that is not subject to Section 409A) shall be delayed and paid on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death of the Specified Employee). Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any Grant Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation upon or following a termination of employment or service, unless such termination is also a Separation from Service.

(b)    Deferral. The Committee may, in a Grant Agreement or otherwise, provide for the deferred delivery of Stock or cash upon settlement, vesting or other events with respect to Awards (other than Options and SARs). Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code. The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee in respect thereof.

23.    Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all Persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Delaware.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 16, 2024 for shares held directly and by11:59 p.m. Eastern Time on October 14, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CACI2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 16, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 14, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.CACI INTERNATIONAL INCATTN. SHAWN QUARNBERG12021 SUNSET HILLS ROADRESTON, VA 20190V56441-P17981CACI INTERNATIONAL INCThe Board of Directors recommends you vote FORthe following:1. Election of DirectorsFor AbstainNominees:The Board of Directors recommends you vote FOR proposals 2 and 3. 1a. Michael A. DanielsAgainstAbstain!!2.To approve on a non-binding, advisory basis thecompensation of our named executive officers; and 1b. Lisa S. Disbrow!!! 1c. Susan M. Gordon3.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025.!!! 1d. William L. Jews 1e. Ryan D. McCarthyNOTE: Such other business as may properly come before the meeting or any adjournment thereof.! 1f. John S. Mengucci 1g. Scott C. Morrison 1h. Philip O. Nolan!!! 1i. Debora A. Plunkett! 1j. Stanton D. Sloane 1k. Charles L. SzewsPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer

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CACI INTERNATIONAL INC
ATTN. SHAWN QUARNBERG
12021 SUNSET HILLS ROAD
RESTON, VA 20190

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V79031-P37720

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CACI INTERNATIONAL INC

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Lisa S. Disbrow	☐	☐	☐
1b. Susan M. Gordon	☐	☐	☐
1c. William L. Jews	☐	☐	☐
1d. Ryan D. McCarthy	☐	☐	☐
1e. John S. Mengucci	☐	☐	☐
1f. Scott C. Morrison	☐	☐	☐
1g. Philip O. Nolan	☐	☐	☐
1h. Debora A. Plunkett	☐	☐	☐
1i. Stanton D. Sloane	☐	☐	☐
1j. Charles L. Szews	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.V56442-P17981CACI INTERNATIONAL INCPROXY FOROCTOBER 17, 2024ANNUAL MEETING OF SHAREHOLDERSTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints Michael A. Daniels and John S. Mengucci, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of CACI International Inc to be held virtually at www.virtualshareholdermeeting.com/CACI2024 on October 17, 2024 at 9:30 a.m. Eastern Time and at any adjournment thereof.UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL ELEVEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS IN ITEM 1, "FOR" ITEMS 2 AND 3 ON THE REVERSE SIDE.Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer. By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Shareholders of CACI International Inc.Continued and to be signed on reverse side